                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

    Filed by the Registrant  [X]

    Filed by a Party other than the Registrant  [ ]

    Check the appropriate box:

    [ ]  Preliminary Proxy Statement

    [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

    [X]  Definitive Proxy Statement

    [ ]  Definitive Additional Materials

    [ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        Storage Technology Corporation
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                (Name of Registrant as Specified in Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

    [X]  No fee required

    [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

    (1)  Title of each class of securities to which transaction applies:

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    (2)  Aggregate number of securities to which transaction applies:

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    (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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    (4)  Proposed maximum aggregate value of transaction:

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    (5)  Total fee paid:

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    [ ]  Fee paid previously with preliminary materials.

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    [ ]  Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form of Schedule and the date of its filing.

    (1)  Amount Previously Paid:

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    (2)  Form, Schedule or Registration Statement No.:

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    (3)  Filing Party:

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    (4)  Date Filed:

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

                               [STORAGETEK LOGO]

April 11, 2000

Dear StorageTek Stockholder:

     I am pleased to invite you to attend the 2000 Annual Meeting of Stockholders of Storage Technology Corporation, to be held on May 18, 2000, at 10:00 a.m., Mountain Daylight Time, at the Omni Interlocken Resort, 500 Interlocken Boulevard, Broomfield, Colorado 80021.

     The Annual Meeting will begin with a formal business session during which stockholders will vote on the proposals identified in the enclosed Notice of Annual Meeting and Proxy Statement. Following this portion of the Annual Meeting, I plan to present a report on our accomplishments during 1999 and our plans for the remainder of 2000. I will also announce the results of the voting on the proposals described in the Company's Proxy Statement for the Annual Meeting and be available to answer questions from the floor. The Company will have available at the sign-in desk a copy of the Annual Meeting Agenda and the Annual Meeting Rules of Conduct. The Company intends to conduct the Annual Meeting in the sequence described in the Agenda and to adhere strictly to the Rules of Conduct.

     Even if you are unable to attend the Annual Meeting in person, I urge you to vote on the proposals presented in the Proxy Statement. You can vote by telephone, via the Internet or by completing the enclosed proxy card. Detailed voting instructions are included on the proxy card. A prompt response is appreciated.

     Thank you for your continued interest in StorageTek.

                                   Sincerely,

                                   /s/ David E. Weiss
                                   David E. Weiss
                                   Chairman of the Board,
                                   President and Chief
                                   Executive Officer

                               [STORAGETEK LOGO]

                         STORAGE TECHNOLOGY CORPORATION
                              One StorageTek Drive
                        Louisville, Colorado 80028-0001

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 18, 2000

To the Stockholders:

     The 2000 annual meeting of the stockholders (the "Annual Meeting") of Storage Technology Corporation ("StorageTek" or the "Company"), a Delaware corporation, will be held on Thursday, May 18, 2000, at 10:00 a.m., MDT, at the Omni Interlocken Resort, 500 Interlocken Boulevard, Broomfield, Colorado 80021. At the Annual Meeting, stockholders will be requested to act on the following matters:

     1. To elect eight Directors, to serve for a one-year term or until their respective successors are duly elected;

     2. To adopt a resolution amending Section 4.1 of the Company's 1995 Equity Participation Plan, as amended (the "Equity Plan"), to reserve an additional 10,000,000 shares of Common Stock for issuance thereunder;

     3. To adopt a resolution amending the Equity Plan to increase the limit on Stock Options and Stock Appreciation Rights (as those terms are defined in the Equity Plan) that may be granted in any one fiscal year to any single individual from 1,000,000 shares to 2,000,000 shares (the "Individual Limit") and to permit the Company to grant a newly-hired employee of the Company (a "New Hire"), in the fiscal year in which he or she became a New Hire, Stock Options and Stock Appreciation Rights to purchase shares at up to twice the Individual Limit.

     4. To adopt a resolution ratifying the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for the current fiscal year;

     5. To consider a stockholders' proposal; and

     6. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

     The only class of securities that is eligible to vote at the Annual Meeting is the Company's common stock, par value $0.10 per share (the "Common Stock"). Only stockholders of Common Stock of record at the close of business on March 24, 2000 will be eligible to vote at the Annual Meeting and at any adjournment thereof.

                                            BY ORDER OF THE BOARD OF DIRECTORS

                                            /s/ Jeffrey M. Dumas

                                            Jeffrey M. Dumas
                                            Secretary

Louisville, Colorado
April 11, 2000

                             YOUR VOTE IS IMPORTANT

     WE INVITE EACH OF YOU TO ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, WE URGE YOU TO VOTE. THIS WILL ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING. PLEASE USE THE INTERNET VOTING INSTRUCTIONS, OR TOLL-FREE TELEPHONE NUMBER, OR MARK, SIGN, DATE AND RETURN YOUR PROXY CARD SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES. A PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION IS APPRECIATED.

                         STORAGE TECHNOLOGY CORPORATION

                                PROXY STATEMENT

                                                                  April 11, 2000

                               PROCEDURAL MATTERS

     THIS PROXY STATEMENT (THE "PROXY STATEMENT") IS FURNISHED TO THE STOCKHOLDERS OF STORAGE TECHNOLOGY CORPORATION ("STORAGETEK" OR THE "COMPANY"), IN CONNECTION WITH THE SOLICITATION OF PROXIES BY AND ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY (THE "BOARD OF DIRECTORS" OR THE "BOARD"), TO BE VOTED AT THE ANNUAL MEETING OF STOCKHOLDERS (THE "ANNUAL MEETING"), TO BE HELD ON THURSDAY, MAY 18, 2000, AT 10:00 A.M., MOUNTAIN DAYLIGHT TIME, AT THE OMNI INTERLOCKEN RESORT, 500 INTERLOCKEN BOULEVARD, BROOMFIELD, COLORADO 80021 AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

     Only stockholders of record of the Company's common stock, par value $.10 per share (the "Common Stock") at the close of business on March 24, 2000 (the "Record Date") will be entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. Shares of Common Stock that you beneficially own, but are held of record through a brokerage account or an account with a financial institution, are referred to as being held "in street name." If you are a beneficial owner of shares of Common Stock held in street name, you are not the stockholder of record. In order to vote your beneficially owned shares held in street name at the Annual Meeting, you must obtain a Power of Attorney or proxy from the record holder in your favor signed by the holder of record.

     This Proxy Statement, the enclosed, related proxy card and the enclosed Annual Report on Form 10-K for the fiscal year ended December 31, 1999 are first being mailed to the stockholders beginning on or about April 11, 2000.

VOTING OF PROXIES

     Proxies received prior to the Annual Meeting will be voted in accordance with the instructions contained in the Internet or telephone instructions or on the proxy card, as the case may be. If no instructions are given with respect to a matter, shares will be voted in accordance with the recommendation of the Board of Directors set forth in this Proxy Statement and, at the appointed proxies' discretion, upon such other business matter that may properly come before the Annual Meeting.

VOTING PROCEDURES

     There are three methods by which a stockholder may vote shares of Common
Stock:

     1. complete and return the enclosed proxy card;

     2. access the Internet address on the proxy card; or

     3. call the toll-free telephone number listed in the voting instructions attached to the proxy card.

     The Internet and telephone voting procedures are designed to authenticate stockholders by use of a control number. The Internet and telephone voting procedures allow a stockholder to vote shares and to confirm that his or her instructions have been properly recorded. If shares of Common Stock are held in the name of a brokerage house or financial institution, the beneficial owner may be able to vote over the Internet or by telephone, if the record holder permits such options, in which case the beneficial owner shall follow the instructions given by the record holder. A beneficial owner who is not the owner of record, if voting at the Annual Meeting, must bring to the Annual Meeting an executed Power of Attorney or proxy in the beneficial owner's name signed by the record holder, in order to be able to vote.

     Proxies by stockholders may be revoked at any time prior to the Annual Meeting by giving written notice of revocation to the Secretary of the Company, or by submitting another valid proxy bearing a later date to the Company or its transfer agent, or by voting in person at the Annual Meeting.

SOLICITATION OF PROXIES

     StorageTek has retained Beacon Hill Partners, Inc. ("Beacon Hill") to solicit proxies at a cost of approximately $8,500 plus certain out-of-pocket expenses. If the Company requests Beacon Hill to perform additional services, Beacon Hill will bill the Company at its usual rates. In addition, StorageTek will reimburse intermediaries for their expenses in forwarding solicitation materials to beneficial owners. The cost of solicitation of proxies on behalf of the Board will be borne by the Company. Further solicitation may be made by certain directors, officers and other employees of the Company by telephone, mail or other means of communication, for which no additional compensation will be paid.

QUORUM

     In order to conduct any business at the Annual Meeting, a quorum must be present in person or represented by valid proxies. A quorum consists of a majority of the shares of Common Stock issued and outstanding on the Record Date (excluding treasury stock). All shares that are voted "FOR," "AGAINST" or "WITHHOLD FROM" any matter will count for purposes of establishing a quorum and will be treated as shares entitled to vote at the Annual Meeting (the "Votes Present").

ABSTENTIONS

     Abstentions will count as Votes Present and shall have the same effect as a vote against a matter. While there is no definitive statutory or case law authority in Delaware, the Company's state of incorporation, as to the proper treatment of abstentions, StorageTek believes that abstentions should be counted for purposes of determining both: (i) the total number of Votes Present, for the purpose of determining whether a quorum is present; and (ii) the total number of Votes Present that are cast ("Votes Cast") with respect to a matter (other than in the election of the Board of Directors). In the absence of controlling precedent to the contrary, StorageTek intends to treat abstentions in this manner.

BROKER NON-VOTES

     Shares of Common Stock held in street name that are present by proxy will be considered as Votes Present for purposes of determining whether a quorum is present. With regard to certain proposals, the holder of record of shares of Common Stock held in street name is permitted to vote as it determines, in its discretion, in the absence of direction from the beneficial holder of the shares of Common Stock.

     The term "broker non-vote" refers to shares held in street name that are not voted with respect to a particular matter, generally because the beneficial owner did not give any instructions to the broker as how to vote such shares and the broker is not permitted under applicable rules to vote such shares in its discretion because of the subject matter of the proposal. The Company intends to count broker non-votes as Votes Present for the purpose of determining whether a quorum is present. Broker non-votes will not be counted as Votes Cast with respect to matters as to which the record holder has expressly not voted. Accordingly, broker non-votes will have no effect upon the outcome of voting on any of the business matters set forth in this Proxy Statement.

     Based upon New York Stock Exchange rules, the exchange on which the Common Stock is traded, the Company believes that Proposal 1 relating to the election of Directors, Proposal 3 relating to an increase in the number of Stock Options and Stock Appreciation Rights that may be granted under the Company's 1995 Equity Participation Plan to any single individual during a fiscal year, and Proposal 4 relating to the ratification of the Company's independent accountants are considered "discretionary" proposals. Accordingly, a record holder that is not the beneficial owner of the Common Stock may vote such shares of Common Stock held for the beneficial owner as such record holder deems appropriate, unless voting instructions have been furnished by such beneficial owner to the record holder within 10 days prior to the Annual Meeting. The remaining

Proposals are not considered "discretionary" and brokerage firms may not vote shares held for beneficial owners without specific instructions from the beneficial owners.

VOTE REQUIRED FOR APPROVAL

     Election of Directors. The eight persons who receive the highest number of "FOR" votes will be elected as the Company's Directors. A vote to "WITHHOLD FROM" any Director will be counted for purposes of determining the Votes Present, but will have no other effect on the outcome of the vote on the election of Directors.

     Other Proposals. Other than the election of Directors, the vote required for all other business matters set forth in this Proxy Statement is the affirmative vote of a majority of the Votes Cast.

ANNUAL REPORT AND OTHER INFORMATION

     Stockholders are referred to the Company's Annual Report on Form 10-K for the fiscal year ending December 31, 1999, for information concerning the Company's business and operations, but such Annual Report is not part of the proxy solicitation materials. CERTAIN OTHER INFORMATION ABOUT THE COMPANY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST. PLEASE CONTACT INVESTOR RELATIONS, STORAGE TECHNOLOGY CORPORATION, ONE STORAGETEK DRIVE, LOUISVILLE, COLORADO 80028-4315, TELEPHONE
(800) 785-2217, E-MAIL ASK_STK@STORAGETEK.COM, IF YOU WOULD LIKE TO REQUEST SUCH ADDITIONAL INFORMATION. THE COMPANY'S PRINCIPAL EXECUTIVE OFFICES ARE LOCATED AT ONE STORAGETEK DRIVE, LOUISVILLE, COLORADO 80028, TELEPHONE (303) 673-5151.

                        VOTING SECURITIES OF THE COMPANY

     On the Record Date for the Annual Meeting, March 24, 2000, the Company had issued, outstanding and entitled to vote 100,715,922 shares of its Common Stock. Stockholders of record as of the close of business on the Record Date are entitled to vote at the Annual Meeting and at all adjournments or postponements thereof. Each stockholder of record is entitled to one vote for each share of Common Stock held. In the election of Directors, each Stockholder of record has the right to vote the number of shares owned for as many persons as there are Directors to be elected. There is no cumulative voting in the election of Directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth the beneficial ownership, as that term is defined in Rule 13d-3 promulgated pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), of the Company's Common Stock as of March 24, 2000, the Record Date: (i) by all persons known by the Company to be beneficial owners of more than 5 percent of the Company's outstanding Common Stock, based on information obtained from Schedule 13D and 13G filings with the Securities and Exchange Commission; (ii) by each current Director; (iii) by each executive officer listed in the Summary Compensation Table under the heading "COMPENSATION OF EXECUTIVE OFFICERS" (the "Named Executive Officers"); and (iv) by all current Directors and executive officers as a group.

                                                              AMOUNT AND NATURE   PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER                           OF OWNERSHIP(1)    OF CLASS
------------------------------------                          -----------------   --------
Legg Mason, Inc. ...........................................     14,593,044(2)     14.49%
  100 Light Street
  Baltimore, MD 21202
Capital Research and Management Company.....................     12,605,000(3)     12.52%
  333 South Hope Street
  Los Angeles, CA 90071
Dodge & Cox.................................................      7,920,050(4)      7.86%
  One Sansome Street
  San Francisco, CA 94104

                                                              AMOUNT AND NATURE   PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER                           OF OWNERSHIP(1)    OF CLASS
------------------------------------                          -----------------   --------
Iridian Asset Management LLC................................      6,887,190(5)      6.84%
  276 Post Road West
  Westport, CT 06880
Capital Group International, Inc. ..........................      5,378,960(6)      5.34%
  11100 Santa Monica Blvd
  Los Angeles, CA 90025
James R. Adams..............................................         18,551(7)         *
William L. Armstrong........................................         64,367(8)         *
J. Harold Chandler..........................................         39,627(9)         *
Maurice F. Holmes...........................................         14,148(10)        *
William R. Hoover...........................................         44,160(11)        *
William T. Kerr.............................................         29,872(12)        *
Robert E. La Blanc..........................................         87,727(13)        *
Robert E. Lee...............................................         40,240(14)        *
Richard C. Steadman.........................................         97,969(15)        *
Donald B. Davis.............................................         21,685(16)        *
Robert S. Kocol.............................................         25,672(17)        *
Victor M. Perez.............................................        394,837(18)        *
Jean Reiczyk................................................        173,765(19)        *
Bruce S. Taafe..............................................         42,292(20)        *
David E. Weiss..............................................        818,934(21)        *
All current Directors and executive officers (20 persons) as
  a group...................................................      1,451,706(22)     1.42%(23)

---------------

  *  Less than 1 percent of the class.

 (1) Unless otherwise indicated, the persons named have sole voting and dispositive power over the shares shown as owned by them. The number of shares reported as beneficially owned by Directors and executive officers includes stock options that are exercisable within 60 days of the Record Date and Common Stock equivalents that will be settled in shares of Common Stock, as disclosed in the footnotes. Share ownership by greater than 5 percent holders is based upon Schedule 13G filings, which reflect ownership as of December 31, 1999, or 13D filings, which reflect ownership as of the time of the filing.

 (2) This information has been derived from a Schedule 13G, filed on February 14, 2000 with the Securities and Exchange Commission. Represents shares that are beneficially owned by Legg Mason, Inc., a parent holding company. The shares are held by various investment trusts or funds that are related to Legg Mason, Inc. and by various clients of various investment trusts or funds that are related to Legg Mason, Inc. Legg Mason, Inc. or its subsidiaries have sole voting power with regard to 10,452,355 shares, shared voting power with regard to 4,140,689 shares, and shared dispositive power with regard to 14,593,044 shares.

 (3) This information has been derived from a Schedule 13G, filed on February 14, 2000 with the Securities and Exchange Commission. Represents shares that are beneficially held by Capital Research and Management Company, a registered investment advisor, for its clients. Capital Research and Management Company has sole dispositive power, but no voting power, with respect to these shares.

 (4) This information has been derived from a Schedule 13G, filed on February 14, 2000 with the Securities and Exchange Commission. Represents shares that are beneficially owned by clients of Dodge & Cox, an investment advisor, which clients may include investment companies registered under the Investment Company Act and/or employee benefit plans, pension funds, endowment funds or other institutional clients. Dodge & Cox has sole voting power for 7,255,500 shares, sole dispositive power for 7,920,050 shares and shared voting power for 76,100 shares.

 (5) This information has been derived from a Schedule 13D filed on September 20, 1999 with the Securities and Exchange Commission. Represents shares that are beneficially held by Iridian Asset Management LLC, LC Capital Management, LLC, CL Investors, Inc., COLE Partners LLC; Iridian Partners Fund, L.P.; Iridian Private Business Value Equity Fund, L.P.; David L. Cohen and Harold J. Levy. Iridian Asset Management, LC Capital Management LLC, CL Investors, Inc., David L. Cohen and Harold J. Levy each has shared voting and dispositive power for 6,887,190 shares, each of whom beneficially owns all such shares. Cole Partners LLC has shared voting and dispositive power for 90,500 shares, which it beneficially owns. Iridian Partners Fund, L.P. has shared voting and dispositive power for 63,600 shares, which it beneficially owns. Iridian Private Business Value Equity Fund, L.P. has shared voting and dispositive power for 26,900 shares, which it beneficially owns.

 (6) This information has been derived from a Schedule 13G filed on February 11, 2000 with the Securities and Exchange Commission. Represents 5,378,960 shares beneficially owned by Capital Group International, Inc. ("CGI"), which disclaims beneficial ownership of such shares. CGI is a parent holding company of several investment management companies and several investment advisers (the "CGI Subs"). The CGI Subs have sole voting power with respect to 4,576,860 shares of Common Stock and sole dispositive power with respect to 5,378,960 shares of Common Stock.

 (7) Includes 9,667 shares of Common Stock issuable upon the exercise of options held by Mr. Adams, which options are exercisable within 60 days of the Record Date.

 (8) Includes: (i) 36,000 shares of Common Stock issuable upon the exercise of options held by Mr. Armstrong, which options are exercisable within 60 days of the Record Date; and (ii) 4,367 Common Stock equivalents, which will be settled in shares of Common Stock upon Mr. Armstrong's resignation or other termination from the Board.

 (9) Includes: (i) 33,999 shares of Common Stock issuable upon the exercise of options held by Mr. Chandler, which options are exercisable within 60 days of the Record Date; and (ii) 3,628 Common Stock equivalents, which will be settled in shares of Common Stock upon Mr. Chandler's resignation or other termination from the Board. Mr. Chandler currently serves as a Director, but is not standing for re-election at the Annual Meeting.

(10) Includes 11,000 shares of Common Stock issuable upon the exercise of options held by Mr. Holmes, which options are exercisable within 60 days of the Record Date. Mr. Holmes currently serves as a Director, but is not standing for re-election at the Annual Meeting.

(11) Includes: (i) 36,666 shares of Common Stock issuable upon the exercise of options held by Mr. Hoover, which options are exercisable within 60 days of the Record Date; and (ii) 2,494 Common Stock equivalents, which will be settled in shares of Common Stock upon Mr. Hoover's resignation or other termination from the Board.

(12) Includes: (i) 25,999 shares of Common Stock issuable upon the exercise of options held by Mr. Kerr, which options are exercisable within 60 days of the Record Date; and (ii) 2,673 Common Stock equivalents, which will be settled in shares of Common Stock upon Mr. Kerr's resignation or other termination from the Board.

(13) Includes 77,667 shares of Common Stock issuable upon the exercise of options held by Mr. La Blanc, which options are exercisable within 60 days of the Record Date.

(14) Includes: (i) 36,000 shares of Common Stock issuable upon the exercise of options held by Mr. Lee, which options are exercisable within 60 days of the Record Date; and (ii) 2,072 Common Stock equivalents, which will be settled in shares of Common Stock upon Mr. Lee's resignation or other termination from the Board.

(15) Includes: (i) 77,667 shares of Common Stock issuable upon the exercise of options held by Mr. Steadman, which options are exercisable within 60 days of the Record Date; and (ii) 898 Common Stock equivalents, which will be settled in shares of Common Stock one year after Mr. Steadman's resignation or other termination from the Board.

(16) Includes: 21,685 shares of Common Stock issuable upon the exercise of options held by Mr. Davis, which options are exercisable within 60 days of the Record Date. Mr. Davis ceased to be an executive officer of the Company on December 31, 1998.

(17) Includes 18,940 shares of Common Stock issuable upon the exercise of options held by Mr. Kocol, which options are exercisable within 60 days of the Record Date.

(18) Includes 369,920 shares of Common Stock issuable upon the exercise of options held by Mr. Perez, which options are exercisable within 60 days of the Record Date. Mr. Perez ceased to be an executive officer of the Company on January 31, 2000, and ceased to be an employee of the Company on March 31, 2000.

(19) Includes 171,265 shares of Common Stock issuable upon the exercise of options held by Mr. Reiczyk, which options are exercisable within 60 days of the Record Date. Mr. Reiczyk ceased to be an executive officer and employee of the Company effective March 22, 2000.

(20) Includes 39,906 shares of Common Stock issuable upon the exercise of options held by Mr. Taafe, which options are exercisable within 60 days of the Record Date. Mr. Taafe ceased to be an executive officer and employee of the Company effective December 31, 1999.

(21) Includes 789,630 shares of Common Stock issuable upon the exercise of options held by Mr. Weiss, which options are exercisable within 60 days of the Record Date.

(22) Includes: (i) 1,269,934 shares of Common Stock issuable upon exercise of options within 60 days of the Record Date held by 10 current Directors and 10 current non-Director executive officers; and (ii) 17,688 shares of Common Stock to be issued upon the settlement of Common Stock equivalents held by six current Directors and one current non-Director executive officer.

(23) This percent of class is determined by dividing: (i) the number of shares reported in the ownership table held by such 20 persons; by (ii) the number of shares outstanding as of March 24, 2000 plus the options which are exercisable within 60 days of the Record Date and the Common Stock equivalents held by such 20 persons.

                       MEMBERS OF THE BOARD OF DIRECTORS

JAMES R. ADAMS; AGE 60; RETIRED CHAIRMAN, TEXAS INSTRUMENTS INC.

     Mr. Adams has been a Director since 1999. He is retired. From July 1996 to April 1998, he served as Chairman of Texas Instruments Inc., a semiconductor company and designer and supplier of digital signal processing and analog technologies. From August 1995 to June 1996, he was a private investor. Prior to that time, from 1992 to August 1995, he served as Group President, SBC Communications Inc., a communications company, and from 1988 to 1992, he served as President and Chief Executive Officer of Southwestern Bell Telephone Co. Mr. Adams serves as a director of Texas Instruments, Inc.; Prodigy Communications Corp. and Inet Technologies, Inc.

WILLIAM L. ARMSTRONG; AGE 63; CHAIRMAN, CHERRY CREEK MORTGAGE COMPANY

     Mr. Armstrong has been a Director since 1991. He has served as Chairman of Cherry Creek Mortgage Co., a mortgage company, since 1991; Chairman of El Paso Mortgage Co. since 1993; Chairman of Centennial State Mortgage Co. since 1994; and Chairman of Transland Financial Services, Inc. since 1996. He was Chairman of Frontier Real Estate from 1994 to 1999. Mr. Armstrong served as a United States Senator for the State of Colorado from 1979 to 1991. Mr. Armstrong serves as a director of Provident Companies, Inc., Helmerich & Payne, Inc., and Oppenheimer Funds to the extent they are based in Denver, Colorado.

J. HAROLD CHANDLER; AGE 50; CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER, UNUM PROVIDENT CORP.

     Mr. Chandler has been a Director since 1997, although he is not standing for re-election at the Annual Meeting. In June 1999, Mr. Chandler became President and Chief Operating Officer of Unum Provident

Corp., a holding company of insurance subsidiaries. In November 1999, he became the Chairman, President and Chief Executive Officer of Unum Provident Corp. Prior to that and since 1996, Mr. Chandler was Chairman, President and Chief Executive Officer of Provident Companies, Inc., a holding company of insurance subsidiaries. From 1993 to 1996, Mr. Chandler was President and Chief Executive Officer of Provident Companies, Inc. From 1991 to 1993, Mr. Chandler served as President of the Mid-Atlantic Banking group of NationsBank Corp. Mr. Chandler serves as a director of Unum Provident Corp., Herman Miller, Inc. and AmSouth Bancorporation.

MAURICE F. HOLMES; AGE 56; PROFESSOR, PRACTICE OF ENGINEERING SYSTEMS AND MANAGEMENT, MASSACHUSETTS INSTITUTE OF TECHNOLOGY

     Mr. Holmes has been a Director since 1998, although he is not standing for re-election at the Annual Meeting. Since January 1, 1999, Mr. Holmes has served as The Professor of the Practice of Engineering Systems and Management at the Massachusetts Institute of Technology, a private university. From 1996 to 1998, Mr. Holmes served as a Corporate Vice President and the Chief Engineer of Xerox Corp., a document management company. From 1992 to 1995, Mr. Holmes served as Corporate Vice President and President of the Office Document Systems Division of Xerox Corp. Mr. Holmes joined Xerox Corp. in 1972 and served in various capacities between 1972 and 1992.

WILLIAM R. HOOVER; AGE 70; CHAIRMAN OF THE EXECUTIVE COMMITTEE, COMPUTER SCIENCES CORP.

     Mr. Hoover has been a Director since 1995. He has served as Chairman of the Executive Committee of the Board of Directors of Computer Sciences Corp., a provider of information technology services, since 1997. From 1972 to 1997, Mr. Hoover served as Chairman of the Board of Computer Sciences Corp. From 1972 to 1995, Mr. Hoover also served as Chief Executive Officer and President of Computer Sciences Corp. Mr. Hoover serves as a director of Computer Sciences Corp., Merrill Lynch & Co., Inc. and Rofin-Sinar Technologies, Inc.

WILLIAM T. KERR; AGE 58; CHAIRMAN AND CHIEF EXECUTIVE OFFICER, MEREDITH CORP.

     Mr. Kerr has been a Director since 1998. He has served as Chairman and Chief Executive Officer of Meredith Corp., a media and marketing company, since January 1998. From January 1997 to December 1997, Mr. Kerr served as President and Chief Executive Officer of Meredith Corp., and from May 1994 to December 1996, he served as President and Chief Operating Officer. Prior to that time, from September 1991 to April 1994, he served as President of the Magazine Group and Executive Vice President of Meredith Corp. Mr. Kerr serves as a director of Meredith Corp., Principal Mutual Life Insurance Company and Maytag Corp.

ROBERT E. LA BLANC; AGE 66; PRESIDENT, ROBERT E. LA BLANC ASSOCIATES, INC.

     Mr. La Blanc has been a Director since 1979. Mr. La Blanc is the founder and President of Robert E. La Blanc Associates, Inc., an information technologies consulting and investment banking firm, and has served in that capacity since 1981. Mr. La Blanc formerly served as Vice Chairman of Continental Telecom Corp. and was a general partner at Salomon Brothers. Mr. La Blanc serves as a director of Chartered Semiconductor Manufacturing, Ltd., Salient 3 Communications, Inc., Titan Corp., Tribune Company, and a family of Prudential Mutual Funds.

ROBERT E. LEE; AGE 64; PRESIDENT, GLACIER PROPERTIES, INC.

     Mr. Lee has been a Director since 1989. Since 1986, he has served as President of Glacier Properties, Inc., a private investment firm. Since 1996, he has served as the Executive Director Emeritus of The Denver Foundation, a community foundation, and was the Foundation's Executive Director from 1989 to 1996. Mr. Lee retired as Chairman of First Interstate Bank of Denver in 1989. Mr. Lee serves as a director of Meredith Corp., Source Capital Corp., ING North American Insurance Holdings, Inc., and Financial Investors Trust.

RICHARD C. STEADMAN; AGE 67; PRIVATE INVESTOR

     Mr. Steadman has been a Director since 1970 and has served as Lead Independent Director since January 2000. Mr. Steadman previously served as Chairman of the Board of National Convenience Stores, Inc., a retail chain, until his retirement in 1995. Mr. Steadman has been a private investor since 1981.

DAVID E. WEISS; AGE 56; CHAIRMAN OF THE BOARD, PRESIDENT AND CHIEF EXECUTIVE OFFICER, STORAGETEK

     Mr. Weiss has served as Chairman, President and Chief Executive Officer of StorageTek since May 1996. Prior to that, he served in the following positions at StorageTek: Chief Operating Officer from March 1995 to May 1996; Executive Vice President of Systems Development from January 1993 to March 1995; Senior Vice President of Marketing and Program Management Process from June 1992 to January 1993; and Corporate Vice President of Market Planning from August 1991 to June 1992. Mr. Weiss joined the Company in February 1991 as Staff Vice President. On January 28, 2000, Mr. Weiss recommended that the Board of Directors ask him to resign as Director, Chairman of the Board, President and Chief Executive Officer. The Board accepted Mr. Weiss' proposal and asked him to resign from all such positions upon the election of a successor to the positions or at such earlier date as the Board deems appropriate.

               MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors held 11 meetings during fiscal 1999. Each Director who is standing for re-election attended at least 75 percent of the meetings of the Board and the committees of the Board on which he served during fiscal 1999. During fiscal 1999, the Board of Directors had three standing committees: an Audit Committee, a Governance and Nominating Committee, and a Human Resources and Compensation Committee. In January 2000, a special Chief Executive Officer ("CEO") Search Committee was formed and Mr. Steadman was elected Lead Independent Director with the principal responsibilities of coordinating the activities of the independent directors and providing continuity between management and the Board during the CEO search.

AUDIT COMMITTEE

     The Audit Committee consists of Directors Steadman (Chair), Adams, Hoover, Kerr and La Blanc. Harrison Shull was a member of the Audit Committee until May 20, 1999, the day he ceased to be a Director of the Company. None of the current members of the Audit Committee is, or has ever been, an employee of the Company. The Audit Committee held five meetings during fiscal 1999. The principal functions of the Audit Committee are to review the arrangements for the independent audit, as well as the results of the independent audit engagement; to review audit plans and audit findings of the Company's internal auditors; to review internal control matters; to review the appropriateness of significant accounting policies utilized by the Company; and to monitor the Company's financial reporting activities.

GOVERNANCE AND NOMINATING COMMITTEE

     The Governance and Nominating Committee consists of Directors Armstrong (Chair), Hoover and Lee. Stephen J. Keane was a member of the Governance and Nominating Committee until May 20, 1999, the day he ceased to be a Director of the Company. The Governance and Nominating Committee makes recommendations to the Board of Directors regarding individuals for nomination as Director. None of the current members of the Governance and Nominating Committee is, or ever has been, an employee of the Company. The Governance and Nominating Committee met once during fiscal 1999. The principal function of the Governance and Nominating Committee is to identify and propose potential candidates for election to the Board. The Governance and Nominating Committee develops its own nominations and receives suggestions for nominees submitted by stockholders. The Committee also considers issues relating to corporate governance, including assessing the Board's performance, studying the size, composition, organization and structure of the Board, and the membership of the committees of the Board.

     The Governance and Nominating Committee will consider nominees recommended by stockholders for possible inclusion on the Company's slate of nominees. Such recommendations should be directed to the Chair of the Governance and Nominating Committee at the Company's principal executive offices in Louisville, Colorado. The Governance and Nominating Committee may determine, in its sole discretion, whether to include any stockholder nominee in the Board of Directors' recommended slate of Director candidates.

     Under the Company's Bylaws, nominations for Directors may be made from the floor at an annual meeting by any stockholder entitled to vote in the election of Directors, but only if written notice of such stockholder's intent to make such nominations has been received by the Company at its principal executive office not less than 60 days nor more than 90 days prior to the Annual Meeting at which Directors are to be elected. In the event that less than 70 days' notice or prior public disclosure of the date of an annual meeting is made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure was made. The stockholder's notice must set forth: (a) with respect to each proposed nominee, the name, age, business and residence address, principal occupation or employment, class and number of shares of stock of the Company owned and any other information that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A of the 1934 Act; and (b) with respect to the stockholder giving the notice, the name, address and class and number of shares of the Company that are beneficially owned by such stockholder. The presiding officer of an annual meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

HUMAN RESOURCES AND COMPENSATION COMMITTEE

     The Human Resources and Compensation Committee (the "Compensation Committee") consists of Directors Lee (Chair), Armstrong, Chandler and Holmes. Mr. Keane was a member of the Human Resources and Compensation Committee until May 20, 1999, the day he ceased to be a Director of the Company. None of the current members of the Compensation Committee is, or ever has been, an employee of the Company. The Compensation Committee held eight meetings during fiscal 1999. The principal functions of the Compensation Committee are: to evaluate the performance of executive management; to review compensation policies for the officers and other employees; to review succession planning; to administer and determine awards under the Company's stock and stock option, bonus and other incentive programs; and to monitor the Company's compliance with its internal diversity program and federal, state and local equal employment opportunity laws and regulations.

CEO SEARCH COMMITTEE

     The CEO Search Committee consists of Directors La Blanc (Chair), Adams and Lee. The CEO Search Committee was formed in January 2000 and thus no meetings were held during 1999. The role of the CEO Search Committee is to identify and present for consideration by the Board of Directors one or more candidates to fill the role(s) of Chairman of the Board, President and/or Chief Executive Officer.

                             DIRECTOR COMPENSATION

CASH COMPENSATION AND BENEFITS

     The Company pays each Director who is not an employee of the Company a standard annual retainer of $27,000; provided, however, that the Lead Independent Director is paid an additional retainer of $5,000 per month. The chair of each committee is paid an additional annual retainer of $5,000. All non-employee Directors are paid an additional fee of $1,000 for each meeting of the Board attended and each committee meeting attended. Directors are also reimbursed for their travel expenses incurred on the Company's business and receive a fee of $1,000 per day for time spent on StorageTek business pursuant to a specific request by the Chairman of the Board. No such special requests were made during the fiscal year ended December 31, 1999, and, therefore, no such payments were made. Non-employee Directors may elect to defer receipt of all or a portion of their cash compensation. Non-employee Directors may also receive limited reimbursement for certain medical and dental coverage.

STOCK IN LIEU OF FEES

     To align the non-employee Directors' interests with the long-term interests of the stockholders, the Company's 1995 Equity Participation Plan allows Directors to elect to receive a portion of their annual retainer either in shares of the Company's Common Stock or in Common Stock equivalents, in lieu of receiving cash compensation. The Board has adopted stock ownership guidelines for Directors, including a minimum ownership threshold of 2,500 shares of Common Stock or Common Stock equivalents. A non-employee Director who has not achieved the ownership threshold will receive a minimum of 50 percent of his or her annual retainer in the form of Common Stock or Common Stock equivalents until such time as he or she has achieved the minimum stock ownership goal.

STOCK OPTIONS

     The Company has a Stock Option Plan for Non-employee Directors (the "Director Plan"). Under the Director Plan, the Company has granted non-employee Directors non-qualified stock options to purchase shares of Common Stock, at an exercise price equal to 100 percent of the fair market value of the Common Stock on the date of grant, on a predetermined schedule. All options expire 10 years from the date of grant, unless earlier terminated pursuant to the provisions of the Director Plan. From time to time, the Director Plan has been amended, so that the actual grant amounts and timing of grants is dependent upon when a Director was first elected to the Board. In June 1998, StorageTek declared a two-for-one split of its Common Stock. Outstanding options at that time were adjusted for the split. Following the stock split, the Board of Directors determined that the number of shares subject to each option to be granted in the future under the Director Plan should not be adjusted for the split; however, any outstanding grants made prior to June 1998 were automatically adjusted for the split.

     Under the Director Plan, as currently in effect, each non-employee Director is granted a stock option to purchase 25,000 shares of Common Stock (the "Initial Option") on the date of his or her initial election or appointment to the Board. These stock options become exercisable over a period of six years, in installments: 5,000 shares become exercisable six months following the date of grant; and the remaining shares become exercisable in equal installments on the six anniversary dates following the date of grant, provided that the individual remains a Director of the Company.

     All non-employee Directors elected prior to May 21, 1997 have been granted an additional option to purchase 36,000 shares of the Company's Common Stock on the third anniversary of their first election or appointment to the Board (the "Additional Option"). The Additional Option becomes exercisable in three equal installments on the first, second and third anniversaries of the first date on which all shares that are subject to the Initial Option have become exercisable, provided that the individual remains a Director of the Company.

     In lieu of the Additional Option for 36,000 shares, each Director elected after May 22, 1998, receives an annual stock option to purchase 4,000 shares of the Company's Common Stock (the "Annual Option") on his or her first election or appointment to the Board and each year thereafter through his or her tenth anniversary of service. The Annual Option becomes exercisable in three equal installments on the first, second and third anniversaries of the date of grant, provided that the individual remains a Director of the Company.

     On each Director's eleventh anniversary and on each anniversary of service thereafter, regardless of the date of initial appointment to the Board, the Director receives an Annual Option of 5,000 shares.

     Because Messrs. Chandler and Kerr were elected between May 21, 1997 and May 22, 1998, their grants of stock options differ from the Director Plan currently in effect. Upon their respective appointments to the Board, Messrs. Chandler and Kerr each received an option to purchase 25,000 shares. These stock options become exercisable over a period of six years, in installments: 5,000 shares become exercisable six months following the date of grant; and the remaining shares become exercisable in equal installments on the six anniversary dates following the date of grant, provided that the individual remains a Director of the Company. On May 20, 1999, (a) Mr. Chandler, who was first elected to the Board on May 22, 1997, received an additional option to purchase 12,000 shares; and (b) Mr. Kerr, who was first elected to the Board on May 21, 1998, received an additional option to purchase 8,000 shares. The 12,000-share option awarded to Mr. Chandler and the 8,000-share option awarded to Mr. Kerr each become exercisable over a period of three years, in equal installments. After 1999 through such time as he remains a Director, Mr. Kerr will receive an annual option to purchase 4,000 shares, until his eleventh anniversary, at which time he will receive an annual option to purchase 5,000 shares.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     At the Annual Meeting, eight Directors are to be elected to serve until the next Annual Meeting or until their respective successors are elected and qualified. The Board of Directors' nominees all currently serve as Directors. Messrs. Chandler and Holmes are not standing for re-election. The eight nominees of the Board of Directors are set forth below. Unless contrary instructions are given, it is intended that a furnished proxy will be voted in favor of each of the eight nominees listed below. A vote to "WITHHOLD FROM" any Director will be counted for purposes of determining the Votes Present, but will have no other effect on the outcome of the vote on the election of Directors.

     If, at or prior to the time of the Annual Meeting, one or more of the nominees has become unavailable to serve, any shares represented by a proxy in the accompanying form will be voted for the remaining nominees and for any substitute nominee or nominees designated by the Board of Directors. The Board of Directors knows of no reason why any nominees for Director will be unavailable or unable to serve.

     On January 28, 2000, Mr. Weiss recommended that the Board of Directors ask him to resign as Director, Chairman of the Board, President and Chief Executive Officer. The Board accepted Mr. Weiss' proposal and asked him to resign from all such positions upon the election of a successor to the positions or at such earlier date as the Board deems appropriate.

NOMINEES

     The following individuals have been selected by the Board of Directors as the Company's nominees to serve as the Company's Board of Directors, until their successors are properly nominated and elected:

        JAMES R. ADAMS; WILLIAM L. ARMSTRONG; WILLIAM R. HOOVER; WILLIAM T. KERR; ROBERT E. LA BLANC; ROBERT E. LEE; RICHARD C. STEADMAN; AND DAVID
        E. WEISS.

     For biographical information regarding each of these nominees, see "Members of the Board of Directors."

VOTE REQUIRED

     The eight persons who receive the highest number of "FOR" votes will be elected as the Company's Directors. Directors are elected by a plurality of the Votes Cast. See "PROCEDURAL MATTERS" above. Proxies received by the Company will be voted "FOR" all of the above listed nominees, unless specifically directed otherwise.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NAMED NOMINEES AS DIRECTORS OF THE COMPANY.

                                   PROPOSAL 2

                                AMENDMENT TO THE
                   1995 EQUITY PARTICIPATION PLAN TO INCREASE
                  THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE

     The Board of Directors has approved, subject to stockholder approval, an amendment to Section 4.1 of the Company's 1995 Equity Participation Plan, as amended (the "Equity Plan"), to reserve an additional 10,000,000 shares of Common Stock for issuance thereunder. The Board of Directors recommends that the stockholders approve, effective as of the date hereof, the following amendment to Section 4.1 of the Equity Plan:

     The first sentence of Section 4.1 shall be deleted in its entirety and replaced, in lieu thereof, with the following:

          "Twenty Three Million Five Hundred Fifty Thousand (23,550,000) shares of Common Stock are authorized for issuance under the 1995 Plan in accordance with the provisions of the 1995 Plan and subject to such restriction or other provisions as the Committee may from time to time deem necessary or appropriate."

     The Equity Plan permits the Company to offer various types of stock-based incentive programs to the Company's employees, non-employee Directors and consultants (the "Participants"). In May 1995, the stockholders approved the Equity Plan and the reservation of 4,400,000 shares for issuance thereunder. Subsequently, stockholders approved share authorization increases of 4,400,000 shares in 1997 and 4,750,000 shares in 1999.

     As of March 24, 2000, 1,646,139 shares had been issued under the Plan; 11,322,730 shares were subject to outstanding stock options or Common Stock equivalents; and 581,131 shares were reserved and available for future grant under the Equity Plan.

REASON FOR THE AMENDMENT

     The Board believes that the Equity Plan is an important factor in attracting, retaining, motivating and rewarding dedicated and skilled employees, consultants and non-employee Directors. The Board further believes that the proposed increase in the shares reserved for issuance under the Equity Plan is critical to attracting a new Chief Executive Officer and/or President and providing a necessary compensation tool to retain key employees and attract qualified new employees. A number of new key management employees have been, or are anticipated to be, hired in fiscal year 2000. The Company believes that it is critical that it has a sufficient number of shares to attract and retain new executive officers and key management employees.

     In order to more closely link the interests of the Participants with those of the stockholders, the Board of Directors, on March 9, 2000, adopted resolutions amending two provisions of the Equity Plan: (i) to eliminate the Board's or any Board Committee's power pursuant to Section 3.1(ix) of the Equity Plan to reduce the exercise price of any Stock Option or Stock Appreciation Right ("SAR") if the Fair Market Value of the Common Stock has declined since the date such option was granted; and (ii) to amend Section 8.1 of the Equity Plan to eliminate the Board's or any Board Committee's authority to grant non-qualified stock options with exercise prices below Fair Market Value. Because these amendments reduced the Committee's authority with regard to the Equity Plan, neither amendment required stockholder approval. The Board believes that the two provisions, prior to their amendment, could have potentially rewarded Participants, without ensuring that a concomitant benefit would accrue to stockholders, in situations in which the value of the Company's Common Stock has not increased. The Committee has never used its authority under the Equity Plan to reduce the exercise price of any stock option or SAR or to grant non-qualified options with exercise prices below Fair Market Value.

SUMMARY OF THE EQUITY PLAN

     A general description of the basic features of the Equity Plan is outlined below. This description is qualified in its entirety by reference to the full text of the Equity Plan, a copy of which is available for free by calling the Company's Investor Relations Department at (800) 785-2217.

     Purpose. The purpose of the Equity Plan is to direct the attention and efforts of Participants to the achievement of the performance objectives of the Company and to align the interests of Participants and stockholders. The Equity Plan is designed to retain, reward and motivate the Participants by providing an opportunity for equity investment in the Company.

     Types of Awards. Under the Equity Plan, the following types of equity awards (collectively, "Equity Awards") can be made:

     - Incentive Stock Options: stock options to purchase Common Stock to employees who satisfy the requirements of Section 422 of the Internal Revenue Code of 1986, as it may be amended (the "Code");

     - Non-qualified Stock Options: stock options to purchase Common Stock that do not satisfy the requirements of the Code relating to incentive stock options. (Incentive Stock Options and Non-Qualified Options are referred to collectively as "Stock Options");

     - Restricted Stock: awards of Common Stock that are subject to certain vesting conditions or restrictions on transferability that lapse after specified employment periods or the attainment of performance objectives established by the Board or the Human Resources and Compensation Committee of the Board;

     - Stock Appreciation Rights in connection with shares of Common Stock subject to any Stock Option;

     - Common Stock and Common Stock equivalents under the Company's Management by Objective ("MBO") bonus plan ("MBO Payments");

     - Common Stock that is not subject to restrictions on transferability;

     - Common Stock equivalents that are subject to restrictions on transferability that generally lapse upon termination of service; and

     - Other types of stock-based incentive compensation awards established from time to time by the Board in accordance with the provisions of the Equity Plan.

     Administration. The Equity Plan may be administered by the Board or a committee of the Board. Currently, the Human Resources and Compensation Committee of the Board (the "Committee") administers the Equity Plan. The Equity Plan vests broad powers in the Committee to administer and interpret the Equity Plan, including the authority to select the Participants from employees, Directors and consultants; determine the extent of MBO Payments; determine the amount of the grants to the Participants; prescribe terms and conditions not otherwise specified by the Equity Plan for each grant or award under the Equity Plan; and amend or modify such terms and conditions, including accelerating vesting and waiving forfeiture restrictions. However, such action may not adversely affect the rights or obligations of any Participant's outstanding awards without the Participant's consent.

     Eligibility. The Committee may grant Equity Awards to: employees, including officers; non-employee Directors; and consultants of the Company and any of its subsidiaries ("Participants"). The determination to grant awards and the selection of actual Participants in the Equity Plan are discretionary. Therefore, it is not possible to determine the number of individuals who will actually receive awards and become Participants in the Plan. As of the Record Date, the Company had approximately 8,000 employees, consultants and non-employee Directors eligible to receive Equity Awards.

     Amendment and Termination. The Equity Plan may be amended or discontinued by the Board at any time, unless stockholder approval is required or desirable under applicable law or regulation, including federal and state corporate laws, securities laws, tax laws and rules of the New York Stock Exchange. However, such action may not adversely affect the rights or obligations of any Participant under outstanding awards without the Participant's consent.

     Term of Plan. The Equity Plan will expire by its terms on March 7, 2005, unless terminated by the Board before that date. Equity Awards outstanding on the date of the expiration or termination of the Equity Plan will continue to remain outstanding in accordance with their respective terms.

     Stock Subject to the Plan. Under the Equity Plan, shares of Common Stock may be issued in connection with Stock Options, Restricted Stock Awards, SARs, MBO Payments or other awards of Common Stock or Common Stock equivalents. As of the Record Date, there were 13,550,000 shares authorized for issuance under the Equity Plan, of which 1,646,139 had been issued and 11,322,730 were subject to outstanding stock options or Common Stock equivalents and 581,131 shares were reserved for future grant under the Equity Plan. If Proposal 2 is approved by the stockholders, there will be a total of 23,550,000 shares authorized for issuance under the Equity Plan.

     The maximum number of shares of Common Stock reserved for issuance under the Equity Plan may be increased by approval of the Board and (if required) the stockholders of the Company. Equity Awards that are granted will reduce the maximum number of shares available for issuance under the Equity Plan. Equity Awards that terminate unexercised or are forfeited will generally become available for future grants under the Equity Plan.

     Adjustments upon Changes in Capitalization. In the event any change, such as a stock split or dividend, is made in the Company's capitalization, which results in an increase or decrease in the number of outstanding shares of Common Stock without receipt of consideration by the Company, the number of shares reserved for issuance under the Equity Plan and the exercise price of each outstanding Stock Option and SAR will be adjusted. In the event of a proposed dissolution or liquidation of the Company, all outstanding, unexercised Stock Options and SARs will terminate immediately prior to the consummation of such proposed action and Common Stock equivalents will convert into shares of Common Stock. The Committee may accelerate the exercisability of Stock Options or SARs in such event and may set a fixed date on which all outstanding awards under the Equity Plan will terminate.

     Reorganization of Company. In the event the Company is merged or consolidated with another corporation, or if all or substantially all of the assets are acquired by any other corporation or business entity, each outstanding Stock Option, SAR and Common Stock equivalent may be assumed or substituted by the successor corporation. The Committee may, in lieu of such assumption or substitution of Stock Options and SARs, accelerate the exercise dates and provide for a 30-day exercise period after which they shall terminate, and make Common Stock equivalents convertible into shares of Common Stock.

     Tender Offers and Acquisitions. If any person or entity (other than the Company or an entity affiliated with the Company) makes a tender offer or exchange offer for all or any part of the Common Stock or other capital shares of the Company and purchases part of the Common Stock or other capital shares tendered to it, and the Board opposes or does not affirmatively recommend acceptance of the tender offer or exchange offer, then: (i) all Stock Options with respect to which no SARs have been granted, and all Stock Options with respect to which SARs have been granted that have been outstanding for at least six months, shall become immediately exercisable; (ii) all restrictions with respect to outstanding Restricted Stock Awards will immediately lapse; and (iii) all Common Stock equivalents will convert into shares of Common Stock as of the date determined by the Committee.

     Fair Market Value. The fair market value of a share of Common Stock is determined by the Committee and is equal to the price of a share of Common Stock as published in The Wall Street Journal as the closing price for the last trading day prior to the date of grant. The price published in The Wall Street Journal as the closing price on the New York Stock Exchange for March 24, 2000, the Record Date, was $14.5625 per share.

     Stock Options. The Committee may grant either Incentive Stock Options or Non-Qualified Options to Participants, except that only employees may be granted Incentive Stock Options. The Committee may grant both an Incentive Stock Option and a Non-Qualified Option to a Participant, in tandem or on different dates.

Incentive Stock Options are subject to limitations under the Internal Revenue Code restricting the aggregate dollar value exercisable during a calendar year by a Participant. The terms and conditions of Stock Options set forth in the Equity Plan are described generally below.

          (1) Exercise Price. The exercise price for an Incentive Stock Option will not be less than 100 percent of the fair market value of the Common Stock on the date of grant. Incentive Stock Options granted to a Participant who owns stock having 10 percent or more of the combined voting power of all classes of stock of the Company or of any parent or subsidiary must have an exercise price equal to at least 110 percent of the fair market value of the Common Stock on the date of grant. The exercise price for a Non-Qualified Stock Option may be determined by the Committee, but in no event will the exercise price be less than 100 percent of the fair market value of the Common Stock on the date of grant.

          (2) Term and Exercisability. The term of Stock Options will be fixed by the Committee, but will not exceed 10 years from the date of grant. A Stock Option may be exercisable immediately, or may become exercisable in installments during its term, as may be determined by the Committee, except that no Stock Option with respect to which SARs have been granted may be exercised during the six-month period immediately following the date of grant.

          (3) Manner of Exercise and Purchase. A Stock Option may be exercised by delivering a notice of exercise to the Secretary of the Company, at the Company's principal office in Louisville, Colorado, and paying the full amount of the exercise price. The exercise price may be paid: (i) in cash or by check; (ii) in shares of Common Stock having an aggregate fair market value on the date of exercise equal to the payment required; (iii) by delivering irrevocable instructions to a broker to deliver to the Company the appropriate amount of proceeds of the sale or loan of shares exercisable (a "cashless exercise"); (iv) by delivering irrevocable instructions to a broker or other third party acceptable to the Company to hold the shares being exercised as collateral for a loan to the Participant in an amount equal to the payment required; (v) by reducing an amount of any Company liability owed to the Participant; (vi) any combination of the foregoing methods of payment; or (vii) in such other form of consideration and method of payment to the extent permitted by applicable laws, rules and regulations and the Stock Option agreement.

          (4) Tax Withholding. Upon exercising a Stock Option, a Participant must also pay the Company any amount the Company is required to collect for tax withholding or other purposes. The Committee may, in its sole discretion, grant the Participant the right to elect to pay all or a portion of any required tax withholding by transferring to the Company, or by having the Company withhold shares issuable upon exercise of the Stock Option, a number of shares of Common Stock having a value equal to the amount of required withholding.

          (5) Incentive Stock Option Value Limitation. The aggregate fair market value (determined on the date of grant) of shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant in any calendar year (under the Equity Plan or other plans of the Company, its parent or subsidiaries) may not exceed $100,000.

          (6) Notice of Sale of Incentive Stock Option Stock. In the event that any Participant makes a disqualifying disposition of any Common Stock acquired upon exercise of an Incentive Stock Option (see "Federal Income Tax Consequences" below), the Participant must send written notice to the Company indicating the date of such disposition, the number of shares disposed of, the amount of proceeds received from the disposition, and any other information relating to the disposition that the Company may reasonably request, and must make appropriate arrangements with the Company for any required tax or other withholding.

          (7) Stockholder Rights. A Participant does not have any rights of a stockholder with respect to any shares of Common Stock covered by a Stock Option until the Participant has exercised the Stock Option, paid the full amount of the exercise price, and become the record holder of the shares.

          (8) Effect of Termination on Stock Options. The Committee may specify the effect of the termination of service on Stock Options in the option agreement between the Company and the

     Participant. Generally, Stock Options granted under the Equity Plan will terminate according to the following guidelines: (i) Incentive Stock Options remain exercisable for 90 days following the Participant's termination date, but the Incentive Stock Option agreement may provide that the option will convert into a Non-Qualified Option on the ninety-first day following the termination date; (ii) if termination is due to death or if the Participant dies within three months following his or her termination, and the Participant was an employee for six years or more, Stock Options may be exercised, to the extent vested, through the expiration date; (iii) if a Participant becomes disabled while employed by the Company, and the Participant was an employee for six years or more, Stock Options may be exercised, to the extent vested, through the expiration date; (iv) if termination is due to a reduction in force, the Stock Option may be exercised, to the extent vested, for six months following the termination date; (v) if a Participant retires and was employed for six years or more, the Stock Option may be exercised, to the extent vested, through the expiration date; (vi) if a Participant is terminated for "cause" or if the Participant is in material breach of any legal obligations to the Company, the Stock Options will terminate on the date of termination of employment;
     (vii) if a Participant's service terminates for any reason other than listed in items (ii) through (vi), the Stock Option may be exercised, to the extent vested, for a period of 90 days after such termination. For purposes of the Equity Plan, "cause" is defined as performance or conduct problems resulting in discharge of service from the Company. In no event will the post-termination exercise period extend beyond the original expiration date of the Stock Option.

          In addition, with respect to all Stock Option and SARs granted on or after March 4, 1998, if, within six months of termination of service to the Company, a Participant engages in an activity in competition with the Company, or harmful or contrary to the interest of the Company, including, without limitation, accepting employment with a competitor: (i) Stock Options or SARs still held by the Participant will immediately cease to be exercisable and will be canceled; and (ii) the Participant must sell back to the Company at the exercise price paid for any shares of Common Stock still held that were acquired after termination of service and return any cash received upon exercise of an SAR. If the Participant terminates from the Company for any reason except death, disability or retirement, then the Participant must return to the Company any gains realized upon the sale of shares of Common Stock acquired through the exercise of Stock Options or the exercise of any SARs within the six months prior to termination from the Company. The Company may hold shares of Common Stock issued upon exercise of Stock Options after termination of employment in escrow for a period of up to six months after the date of termination.

          (9) Transferability. Except as may otherwise be specified by the Committee, no right or interest of any Participant in a Stock Option granted under the Equity Plan is assignable or transferable during the lifetime of the Participant, either voluntarily or involuntarily. In the event of a Participant's death, his or her rights and interests in any Stock Option will be transferable by testamentary will or the laws of descent and distribution, and exercise of any such Stock Option may be made, until such Stock Option terminates, by the Participant's legal representatives, heirs and legatees. If permitted by applicable laws, the Committee may permit the transfer of Stock Options either generally or under specified circumstances.

     Restricted Stock. The Committee may grant Restricted Stock Awards in shares of Common Stock to Participants and require the Participant to pay an amount equal to the par value of the shares of Common Stock that are the subject of the Restricted Stock Award. Restricted Stock Awards are subject to forfeiture restrictions, as follows: (i) for the period of time set by the Committee; or
(ii) until performance goals established by the Committee at the time of grant are satisfied. During this period, the Participant may not assign or transfer the shares, either voluntarily or involuntarily. The Committee may require that a legend be placed on the stock certificates representing the shares of restricted stock and may require that the stock certificates be held in escrow. A recipient of a Restricted Stock Award will have all the rights of a holder of shares of Common Stock with respect to the shares subject to the award upon becoming the holder of record. These rights are subject to restrictions on transferability and the right of the Company to hold the shares in escrow. All rights as a holder of shares of Common Stock will cease upon a forfeiture of the shares.

     Stock Appreciation Rights. An SAR is the right to receive a payment from the Company equal to the difference between the fair market value of one or more shares of Common Stock subject to a Stock Option and the exercise price of such shares under the terms of the Stock Option. The Committee may grant an SAR to a Participant in connection with all or any portion of the shares of Common Stock subject to a Stock Option. An SAR with respect to an Incentive Stock Option must be granted at the time of the Stock Option grant. An SAR with respect to a Non-Qualified Option may be granted either at the time the option is granted or at a later time during the term of the option. An SAR will have a term equal to the initial term or remaining term, as the case may be, of the related Stock Option. Upon exercising an SAR, a Participant will receive from the Company the amount equal to the excess of the fair market value of the shares of Common Stock as to which the SAR is exercised over the exercise price for the related Stock Option, and the related Stock Option will terminate with respect to such shares. Conversely, upon exercising a Stock Option, the related SAR will terminate with respect to the shares purchased.

     MBO Plan Awards. Under the Company's MBO plan, Participants selected by the Committee may receive incentive compensation payments upon the attainment of pre-established performance goals. The Committee may elect to pay all or a portion of the MBO Payment in cash, shares of Common Stock or Common Stock equivalents.

     Director Stock and Common Stock Equivalents. Under the Equity Plan, non-employee Directors may elect to receive all or a portion of their annual retainer and meeting fees in shares of Common Stock or Common Stock equivalents. The number of shares of Common Stock or Common Stock equivalents will be determined by dividing (i) the dollar amount of the portion of the retainer and meeting fees for the fiscal period that is to be paid in shares of Common Stock or Common Stock equivalents by (ii) the fair market value of one share of Common Stock as of the last day of such fiscal period, rounded up to the next full number of shares. The annual retainer period begins on the date of the Annual Meeting of Stockholders of the Company and will end on the day immediately preceding the next Annual Meeting. As of the Record Date, six Directors had elected to receive all or a portion of their compensation in the form of shares of Common Stock or Common Stock equivalents.

     Other Common Stock Awards. The Board, in its sole discretion, may establish other incentive compensation arrangements under the Equity Plan pursuant to which Participants may acquire shares of Common Stock or Common Stock Equivalents.

     Federal Income Tax Consequences. The following description of federal income tax consequences is based upon current statutes, regulations and interpretations. The description does not include foreign, state or local income tax consequences.

          (1) Incentive Stock Options. The Participant and the Company do not incur any federal income tax as a result of the grant of an Incentive Stock Option under the Equity Plan. The exercise of an Incentive Stock Option will not result in any federal income tax consequences to the Company or the Participant, except that an amount generally measured as the excess of the fair market value of the shares acquired upon exercise of the Incentive Stock Option, determined at the time of exercise, over the amount paid for the stock by the Participant, will be an adjustment item for alternative minimum tax purposes.

          In the event of a disposition of stock acquired upon the exercise of an Incentive Stock Option, the federal income tax consequences depend upon how long the Participant has held the shares. If the Participant does not dispose of the shares for a period of two years following the date of grant, or for a period of one year following the date of exercise, then the Participant will recognize a long-term capital gain or loss. The amount of the long-term capital gain or loss will be equal to the difference between
     (i) the amount realized on the disposition of the shares and (ii) the exercise price at which shares were acquired. The Company is not entitled to any compensation expense deduction under these circumstances.

          If the Participant does not satisfy both of the foregoing holding-period requirements, the Participant will be required to report as ordinary income, in the year of disposition, an amount generally measured as the excess of (i) the fair market value of the shares at the time of exercise of the Incentive Stock Option or, if lesser, the amount realized on the disposition of such shares, over (ii) the exercise price for the shares. Under these circumstances, the Company will be entitled to a compensation expense deduction in an amount equal to the amount of income that is reported by the Participant. The remainder of the gain recognized on the disposition, if any, will be treated as capital gain to the Participant.

          (2) Non-Qualified Options. A Participant who receives a Non-Qualified Option will not recognize any taxable income at the time of grant. Upon exercise of the Non-Qualified Option, a Participant will recognize ordinary income generally measured as the difference between (i) the fair market value of the shares at the time of exercise of the Non-Qualified Option and
     (ii) the exercise price for the shares. In the case of Participants who are employees of the Company, any ordinary income so recognized will be considered wages subject to applicable tax withholding.

          In general, the Company will be entitled to a compensation expense deduction in connection with the exercise of a Non-Qualified Option for any amounts included by a Participant as ordinary income.

          (3) Stock Appreciation Rights. A Participant who receives an SAR will not recognize any taxable income at the time of the grant. Upon the exercise of an SAR, the Participant will realize compensation income at that time and in the amount of the sum of cash and the fair market value of any shares of Common Stock received by the Participant. In general, the Company will be entitled to a compensation expense deduction for any amounts included by a Participant as ordinary income in connection with an SAR. Upon the sale of any shares of Common Stock acquired upon exercise of an SAR, a Participant will realize a capital gain or loss based upon the difference between the amount realized by the Participant upon such sale and the amount previously included in the Participant's ordinary income upon exercise of the SAR, which gain or loss will be short term or long term depending on the holding period, and the Company will receive no further deduction.

          (4) Restricted Stock Awards. Upon receipt of a Restricted Stock Award, a Participant may file an election under Section 83(b) of the Code within 30 days after receipt to include as ordinary income in the year of receipt an amount equal to the fair market value of the shares received on the date of receipt (determined as if the shares were not subject to any risk of forfeiture), less any consideration paid for the shares. If the Section 83(b) election is made, any income recognized by a Participant who is also an employee of the Company will be considered wages subject to applicable tax withholding. In addition, the Participant will not recognize any additional income when the restrictions on shares issued in connection with the Restricted Stock Award lapse. At the time any such shares are sold or disposed of, a Participant may realize long-term or short-term capital gain or loss based upon the difference between the amount realized by the Participant upon such sale or disposition and the amount previously included in the Participant's ordinary income in connection with the Restricted Stock Award and any consideration for the shares, which gain or loss will be short term or long term depending upon the time lapsed between receipt of the Restricted Stock Award and sale or disposition.

          A Participant who does not make the Section 83(b) election at the time a Restricted Stock Award is received will recognize ordinary income on the date of the lapse of the restrictions in an amount equal to the fair market value of the shares on that date, less any consideration paid for the shares. At the time of a subsequent sale or disposition of any shares of Common Stock issued in connection with a Restricted Stock Award as to which of the restrictions have lapsed, a Participant will realize long-term or short-term capital gain or loss based upon the difference between the amount realized by the Participant upon such sale and the amount previously included in the Participant's ordinary income in connection with the Restricted Stock Award, which gain or loss will be short term or long term depending upon the length of time between the date the restriction lapsed and the date of sale or disposition.

          Subject to the deduction limitation under Section 162(m) with respect to compensation paid to certain Named Executive Officers, the Company will be entitled to a compensation expense deduction for any amounts included by a Participant as ordinary income as the result of a receipt of a Restricted Stock Award.

          (5) MBO Payments. A Participant who receives an MBO Payment under the Equity Plan in the form of shares of Common Stock or cash will generally recognize ordinary income at that time in an amount equal to the then fair market value of the shares. Any income recognized by a Participant who is also an employee of the Company will be considered wages subject to applicable tax withholding. In general, the Company will be entitled to a compensation expense deduction for any amounts included by the Participant as ordinary income. Upon the sale of any shares of Common Stock acquired as an MBO Payment under the Equity Plan, a Participant may realize a gain or loss based upon the difference between the amounts realized by the Participant upon such sale, and the amount previously included in the Participant's ordinary income in connection with the shares, which gain or loss will be short term or long term depending on how long the Participant has held the shares, and the Company will receive no further deduction. A Participant who receives an MBO Payment in the form of a Common Stock Equivalent will be taxed as discussed below.

          (6) Common Stock Equivalents. A Participant who receives Common Stock equivalents will recognize compensation income at the time shares of Common Stock credited to the Participant's account are distributed to the Participant, in an amount equal to the then fair market value of the distributed shares. In the case of a Participant who is also an employee of the Company, such income will be treated as wages for tax withholding purposes. At the time of a subsequent sale of the shares, the Participant will recognize a long-term or short-term capital gain or loss based upon the difference between the amount realized by the Participant upon such sale, and the amount previously included in the Participant's ordinary income in connection with the shares, which gain or loss will be short term or long term depending upon the length of time between the date the shares were distributed to the Participant and the date of sale. Subject to the deduction limitation under Section 162(m) with respect to compensation paid to certain Named Executive Officers, the Company will be entitled to a compensation expense deduction for any amounts included by a Participant as ordinary income as the result of a receipt of shares at the time the Participant is taxed.

     Section 162(m) Limits. In order for compensation in excess of $1,000,000 realized by any of the Named Executive Officers to be deductible by the Company, IRS regulations require, among other things, that an option plan state the maximum number of shares subject to options and SARs that can be granted during a fiscal year to any one individual. The Equity Plan currently has a limit of 1,000,000 shares subject to Stock Options and SARs that can be granted to any one individual per fiscal year of the Company. If Proposal 3 of this Proxy Statement is adopted, the limit on Stock Options and SARs that may be granted in any one fiscal year to any single individual will be increased from 1,000,000 shares to 2,000,000 shares (the "Individual Limit") except that a newly-hired employee of the Company (a "New Hire") may be granted, in the fiscal year in which he or she became a New Hire, Stock Options and Stock Appreciation Rights to purchase shares at up to twice the Individual Limit.

PARTICIPATION IN THE EQUITY PLAN

     Future grants of Stock Options, Restricted Stock Awards, SARs, MBO Payments and other Common Stock awards and Common Stock equivalents under the Equity Plan to employees, Directors and consultants are subject to the discretion of the Committee, except for the election by certain non-employee Directors to receive Common Stock or Common Stock equivalents in lieu of all or a portion of their annual cash retainer and the election by certain officers to receive a portion of their bonuses under the MBO plan. The following table contains information with respect to the grant of awards under the Equity Plan to the Named Executive Officers, to non-employee Directors, to all current Executive Officers as a group and to all other employees as a group during fiscal 1999.

                             AMENDED PLAN BENEFITS
           1995 EQUITY PARTICIPATION PLAN AWARDS IN FISCAL YEAR 1999

                                                                                NUMBER OF
NAME OF INDIVIDUAL AND POSITION OR IDENTITY OF GROUP          DOLLAR VALUE(1)   SHARES(2)
----------------------------------------------------          ---------------   ---------
David E. Weiss..............................................   $  8,066,162       278,343
  Chairman of the Board, President and CEO
Donald B. Davis(3)..........................................              0             0
  Corporate Vice President, Americas Field Operations
Robert S. Kocol.............................................      3,997,799       139,016
  Corporate Vice President and Chief Financial Officer
Victor M. Perez(4)..........................................      7,960,467       275,182
  Executive Vice President and Chief Operating Officer
Jean Reiczyk(5).............................................      3,786,811       145,577
  Corporate Vice President, Solutions Business Group
Bruce S. Taafe(6)...........................................      2,991,228       124,111
  Vice President, International Field Operations
All current executive officers as a group (11 persons)......     37,756,274     1,569,329
All current non-employee Directors as a group (9
  persons)(7)...............................................        246,194        11,805
All other employees as a group (1,717 persons)..............    148,310,935     6,656,558

---------------

(1) Represents aggregate exercise price of Stock Options, the fair market value of restricted stock on the date of grant less the purchase price, and the fair market value of the Common Stock and Common Stock equivalents on the date of distribution.

(2) Represents the number of stock options and shares of Common Stock, restricted stock and Common Stock equivalents.

(3) Mr. Davis ceased to be an executive officer of the Company on December 31, 1998; he ceased to be an employee of the Company on December 31, 1999.

(4) Mr. Perez ceased to be an executive officer of the Company on January 31, 2000; he ceased to be an employee on March 31, 2000.

(5) Mr. Reiczyk ceased to be an executive officer and employee of the Company on March 22, 2000.

(6) Mr. Taafe ceased to be an executive officer and employee of the Company on December 31, 1999.

(7) Two current non-employee Directors did not receive awards under the Equity Plan during 1999. In addition to awards to the current non-employee Directors as a group, 832 Common Stock Equivalents were granted in lieu of fees to a non-employee Director prior to his retirement in May 1999.

VOTE REQUIRED

     Approval of Proposal 2 to adopt a resolution to increase the number of shares of Common Stock reserved under the Equity Plan by 10,000,000 shares requires the affirmative vote of a majority of the Votes Cast. Proxies received by the Company will be voted "FOR" this proposal unless a contrary vote is specified.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO ADOPT A RESOLUTION TO INCREASE BY 10,000,000 SHARES THE NUMBER OF SHARES OF COMMON STOCK RESERVED PURSUANT TO THE 1995 PLAN.

                                   PROPOSAL 3

                AMENDMENT TO THE 1995 EQUITY PARTICIPATION PLAN
               TO INCREASE THE LIMIT ON STOCK OPTIONS THAT MAY BE
            GRANTED IN ANY ONE FISCAL YEAR TO ANY SINGLE INDIVIDUAL

     The Board of Directors has approved, subject to stockholder approval, an amendment to Section 5.2(a) of the Equity Plan to delete Section 5.2(a) in its entirety and replace it, in lieu thereof, with the following:

          "(a) (i) Except as set forth in Section 5.2(a)(ii) hereof, no Participant shall be granted, in any fiscal year of the Company, Stock Options and Stock Appreciation Rights to purchase more than 2,000,000 shares (the "Individual Limit").

          (ii) No individual who is a newly-hired employee of the Company (a "New Hire") shall be granted, in the fiscal year (the "Initial Fiscal Year") in which he or she became a New Hire, Stock Options and Stock Appreciation Rights to purchase shares more than twice the Individual Limit."

     Currently, Section 5.2(a) states that, "No Participant shall be granted, in any fiscal year of the Company, Stock Options and Stock Appreciation Rights to purchase more than 1,000,000 shares." The amended Section 5.2(a)(i) of the Equity Plan would increase the Individual Limit for any Participant (except for a New Hire) from no more than 1,000,000 shares in any fiscal year to no more than 2,000,000 shares in any fiscal year. The new Section 5.2(a)(ii) of the Equity Plan would permit the Company to grant to a New Hire, in his or her Initial Fiscal Year, Stock Options and SARs to purchase up to twice the Individual Limit. For a summary of the Equity Plan, see Proposal 2 above, which summary is qualified in its entirety by reference to the full text of the Equity Plan, a copy of which is available for free by calling the Company's Investor Relations Department at (800) 785-2217. For a review of Participants who received awards under the Equity Plan in fiscal year 1999, see the table in Proposal 2, 1995 Equity Participation Plan Awards in 1999.

REASON FOR THE AMENDMENT

     The Equity Plan currently has a limit of 1,000,000 Common Stock Options and SARs that can be awarded to any one Participant during a fiscal year of the Company. The amendment would increase this limitation to 2,000,000 shares in any fiscal year and, with respect to a New Hire, twice the Individual Limit during such New Hire's Initial Fiscal Year with the Company. The Board believes the current limitation will significantly restrict its ability to attract a new Chief Executive Officer and/or President and other key management, to provide such key management with competitive compensation packages, and to retain such key management.

     A number of new key management employees have been, or are anticipated to be, hired in fiscal year 2000. The Company believes that it is critical that the Individual Limit be raised in order to attract and retain new executive officers and key management employees in order for the Company to complete its previously-disclosed restructuring.

VOTE REQUIRED

     In order for Proposal 3 to be adopted, a majority of the Votes Cast needs to be voted in favor of the Proposal. Proxies received by the Company will be voted "FOR" this proposal unless a contrary vote is specified.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" PROPOSAL 3 TO APPROVE A RESOLUTION TO INCREASE THE NUMBER OF SHARES WHICH CAN BE AWARDED IN ANY FISCAL YEAR TO ANY SINGLE PARTICIPANT UNDER THE 1995 EQUITY PARTICIPATION PLAN AS DESCRIBED ABOVE.

                                   PROPOSAL 4

                    RATIFICATION OF INDEPENDENT ACCOUNTANTS

     The firm of PricewaterhouseCoopers LLP ("PricewaterhouseCoopers") served as the Company's independent accountants for the fiscal year ended December 31, 1999, and has been engaged by the Audit Committee to serve as independent accountants for the fiscal year ending December 29, 2000.

     The Board of Directors requests that stockholders ratify the engagement of PricewaterhouseCoopers for fiscal year 2000. A representative of PricewaterhouseCoopers is expected to be present at the Annual Meeting and available to respond to appropriate questions, and although PricewaterhouseCoopers has indicated that no statement will be made, an opportunity for a statement will be provided. In the event the proposal to ratify the selection of PricewaterhouseCoopers is defeated, the adverse vote will be considered as a recommendation to the Board of Directors to select other independent auditors for fiscal year 2001. However, because of the expense and difficulty in changing independent auditors after the beginning of the year, the Board of Directors intends to allow the appointment for 2000 to stand, unless the Board of Directors finds other reasons for making a change. Even if the selection is ratified, the Board of Directors, in its discretion, may select a new independent accounting firm at any time during the year if the Board of Directors believes that such a change would be in the best interests of the Company and its stockholders.

VOTE REQUIRED

     Approval of the ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants requires the affirmative vote of a majority of the Votes Cast.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" PROPOSAL 4, THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS.

                                   PROPOSAL 5

                             STOCKHOLDERS' PROPOSAL

     Occasionally, StorageTek receives suggestions from its stockholders. Some are received as formal stockholder proposals. All are given careful attention by the Company and, in the past, management has adopted a number of suggestions made.

     The Company has received a stockholders' proposal for inclusion in this Proxy Stock. The authors and proponents of the following stockholder resolution are Dr. Seymour Licht, P.E., and Mrs. Elaine Licht, as tenants-in-common and Dr. Seymour Licht, P.E., as senior partner of See More Light Investments, Inc. (collectively, the "Proponents"), P.O. Box 4383, Scottsdale, Arizona 85261. The Proponents have requested the Company to include the following proposal in its Proxy Statement for the Annual Meeting of Stockholders. Dr. Seymour Licht, P.E., and Mrs. Elaine Licht, as tenants-in-common, own 826 shares of the Company's Common Stock. Dr. Seymour Licht, P.E., as senior partner of See More Light Investments, Inc., owns 43,000 shares of the Company's Common Stock. The stockholders' proposal is quoted verbatim in italics, below.

     MANAGEMENT OF THE COMPANY DISAGREES STRONGLY WITH THE ADOPTION OF THE RESOLUTION PROPOSED BELOW AND ASKS STOCKHOLDERS TO READ THROUGH MANAGEMENT'S RESPONSE, WHICH FOLLOWS THE STOCKHOLDERS' PROPOSAL.

PROPONENTS' PROPOSAL

     This stockholder's proposal requests/recommends that the Boards of Directors take the necessary steps, such as to modify the Corporate-by-laws and/or its "Certificate of Incorporation" so as to implement the following action relating to any new "Option Agreement" between StorageTek and its officers/directors to become effective at the 2001 annual stockholder meeting. This proposal will not affect any existing option award already held by any officer/director.

     It is the desire of the Stockholders of StorageTek that the officers and directors of StorageTek, ("Management") are to be restricted from the selling of any StorageTek stock that they receive as a result of their exercising of options that they have received for a period of five (5) years from the date of exercise/ purchase of the stock. Exceptions to this requirement are the following:

          1) If funds are required by management to pay any taxes due as a result of their exercising of the options and do not have the cash to pay the taxes due then a sufficient number of shares of StorageTek stock can be sold at the market price to cover any federal, state and local income taxes due within 30 days of the purchase.

          2) If the officer or director terminates his association with StorageTek then he can sell his stock after one (1) year from the date of his or her resignation or five (5) years after acquired whichever comes first.

                              SUPPORTING STATEMENT

     During the past eighteen (18) months stockholder value of StorageTek has declined significantly while most of the high technology companies have been making historical new highs. Specifically EMC which is a direct competitor of StorageTek stock price during this period increased 400% while StorageTek's stock price decreased 59% for the same period.

     The purpose of providing stock options to management is to provide them with an incentive to improve stockholder value. In the past when stock options were exercised most of the officers/directors would immediately sell their stock. This defeated the very purpose of granting options to the officers/directors of StorageTek. The only way that this incentive can work is to prohibit management selling their stock that they obtain when they exercise their options. This would then put all of the officers and directors into the same boat with all of the stockholder the only difference would be that the officers and directors would also be at risk of losing their own money along with the stockholders if the price of StorageTek's stock were to decline.

     If this proposal is approved, it would provide an incentive for management to acknowledge that they have a responsibility to StorageTek's stockholders to improve stockholder value and not to treat their management position as just another job.

     If the present board members do not have faith and confidence in StorageTek to own StorageTek stock thereby putting their own money at risk along with all of the other stockholders, they have no business serving either on the board or as an officer of the company.

MANAGEMENT'S RESPONSE

     Management of StorageTek believes that the Proponents' proposal is contrary to the best interests of all stockholders and therefore opposes this proposal. The Company believes that options are an integral part of the total compensation package that the Company offers its officers and Directors. It is necessary to include stock options in such compensation packages in order to be competitive with other companies in the computer storage market and with other companies in the geographic locations in which the Company operates.

Management believes that the future results of the Company are dependent, in part, upon its ability to attract and retain high-quality officers and Directors.

     Because stock options are of value only if the fair market value of Common Stock is higher than the option's exercise price (also referred to as "in-the-money" options), stock options succeed in aligning the interest of officers and Directors of the Company with those of the stockholders. If an individual officer's or Director's options are in-the-money and such officer or Director exercises the options and soon thereafter sells the shares of Common Stock acquired, another of the fundamental purposes of stock options -- competitive compensation -- has been met.

     The officers and Directors should be entitled to benefit from the increase in the value of the Common Stock, just as any stockholder may at any time choose to sell shares of Common Stock. An individual officer or Director may have a number of reasons for selling his or her shares of Common Stock at a particular time. First, the executive officers and Directors are subject to the Company's rules regarding insider trading, which, in general, prevents the executive officers and Directors from trading in the Common Stock, except during windows of only several weeks in duration during the year, generally after the public announcement of financial results on a quarterly basis. Second, the executive officers and Directors are subject to the rules under Section 16 of the 1934 Act relating to so-called short-swing profits. The proposed five-year sale restriction also fails to take into account or provide any exception for estate planning or court orders in personal bankruptcy or divorce proceedings.

     With respect to the prohibition against sales by former officers or Directors of the Company, this portion of the proposal appears to be largely punitive in nature. Once an individual is no longer an officer or Director of the Company, he or she can no longer have an effect on the performance of the Common Stock and whether or not such person continues to hold Common Stock has only the most tenuous relationship to subsequent events at the Company.

MANAGEMENT'S RECOMMENDATION AND VOTE REQUIRED

     Approval of the Stockholder Proposal set forth above requires the affirmative vote of the majority of the Votes Cast. Proxies received by the Company will be voted "AGAINST" the Stockholders' Proposal unless a contrary vote is specified.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "AGAINST" PROPOSAL 5, THE STOCKHOLDERS' PROPOSAL DESCRIBED ABOVE.

                       COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY COMPENSATION TABLE

     The following table sets forth the compensation earned during the last three fiscal years by the Chief Executive Officer ("CEO"); each of the other four most highly compensated executive officers of the Company (based on 1999 salary plus bonus) who were serving as such at December 31, 1999, the Company's fiscal year-end; and one individual whose service as an executive officer terminated during fiscal 1999 and who would have been listed as one of the four most highly compensated executive officers had he been serving as an executive officer at the end of the fiscal year (collectively, the "Named Executive Officers").

                                                                              LONG-TERM
                                                                            COMPENSATION
                                                                               AWARDS
                                       ANNUAL COMPENSATION             -----------------------
                             ---------------------------------------   RESTRICTED
                                                        OTHER ANNUAL     STOCK      SECURITIES    ALL OTHER
                                    SALARY     BONUS    COMPENSATION     AWARDS     UNDERLYING   COMPENSATION
NAME AND PRINCIPAL POSITION  YEAR   ($)(1)    ($)(1)       ($)(2)        ($)(3)      OPTIONS        ($)(4)
---------------------------  ----   -------   -------   ------------   ----------   ----------   ------------
David E. Weiss.............  1999   750,000       -0-       8,636(5)       -0-       278,343       193,927
  Chairman of the Board,     1998   722,923       -0-          --          -0-       114,860        50,772
  President and Chief        1997   616,769   992,000     119,000          -0-           -0-        71,186
  Executive Officer
Donald B. Davis(6).........  1999   275,000   137,500      54,356(7)       -0-           -0-        31,095
  Corporate Vice President,  1998   284,827       -0-      93,817(7)       -0-        15,468        21,568
  Americas Field Operations  1997   259,077   283,617     161,777(7)       -0-        20,000        30,056
Robert S. Kocol............  1999   302,361       -0-          --        2,500       136,516        14,661
  Corporate Vice President   1998   182,768       -0-          --          -0-         3,682         1,168
  and Chief Financial
     Officer                 1997   193,300   100,866          --          -0-           -0-           670
Victor M. Perez(8).........  1999   458,921       -0-     124,572(9)       -0-       275,182        59,172
  Executive Vice President   1998   388,556       -0-      20,069(9)       -0-        47,256        38,954
  and Chief Operating
     Officer                 1997   274,462   378,000      51,877(9)       -0-        40,000        34,036
Jean Reiczyk(10)...........  1999   322,351       -0-       6,288(11)    2,500       143,077        18,124
  Corporate Vice President   1998   282,219       -0-          --          -0-        12,188        10,332
  and General Manager,       1997    74,667    69,333      38,039(11)    3,038        36,000           409
  Solutions Business Group
Bruce S. Taafe(12).........  1999   308,439    75,000     267,020(13)      -0-       124,111        10,286
  Vice President,            1998   267,092   146,323     106,616(13)      -0-        11,954         2,452
  International Field        1997   255,510   228,100       8,400(13)      -0-        27,000        68,520
  Operations

---------------

 (1) Salary and bonus are reported in the year earned even if not actually paid until the following year. Any compensation that was deferred at the Named Executive Officer's election is included in the salary or bonus column for the year in which it was earned.

 (2) Perquisite amounts are not reported if total perquisites for the Named Executive Officer were not more than the lesser of: (i) $50,000; or (ii) 10 percent of the Named Executive Officer's annual salary and bonus. In addition to perquisites and personal benefits, Other Annual Compensation also includes, when applicable, amounts reimbursed during the fiscal year for the payment of taxes.

 (3) As of December 31, 1999, the aggregate number of restricted shares held by Named Executive Officers and their fair market values were as follows: Mr.
     Weiss: 6,420 shares valued at $118,051; Mr. Kocol: 3,528 shares valued at $64,748; Mr. Perez: 7,464 shares valued at $137,248; Mr. Reiczyk: 2,500 shares valued at $45,845; and Mr. Taafe: 2,386 shares valued at $43,874. The fair market value was calculated by multiplying the number of restricted shares held by the Named Executive Officer by the closing price of the Company's Common Stock of $18.438 per share as reported in The Wall Street Journal at fiscal year-end and subtracting the purchase price. The Named Executive Officer has all the rights of a stockholder with respect to any shares of restricted stock, including the right to receive dividends, if any, except that the stock and any stock dividends are subject to a right of repurchase by the Company at the original purchase price paid by the Named Executive Officer and the shares may not be disposed of until the repurchase right lapses.

 (4) Amounts shown for 1999 include: (i) the value of premiums paid by the Company for Executive Group Term Life Insurance on behalf of the Named Executive Officers, as follows: Mr. Weiss: $149,908; Mr. Davis: $10,435; Mr. Kocol: $3,375; Mr. Perez: $9,845; Mr. Reiczyk: $6,689; and Mr. Taafe:
     $7,366; (ii) the amount representing preferential interest (that portion of interest that is at above market rates under rules of the Securities and Exchange Commission) earned on deferred compensation, as follows: Mr.
     Weiss: $21,532; Mr. Davis: $12,410; Mr. Kocol: $2,471, Mr. Perez: $35,559;
     and Mr. Reiczyk: $1,949; and (iii) contributions made by the Company during fiscal 1999 to the 401(k) plan, as follows: Mr. Weiss: $3,231; Mr. Davis:
     $1,904; Mr. Kocol: $4,800; Mr. Perez: $1,880; and Mr. Reiczyk: $2,579; and
     (iv) contributions by the Company to the deferred compensation plan, as follows: Mr. Weiss: $19,256; Mr. Davis: $6,346; Mr. Kocol: $4,015; Mr.
     Perez: $11,887; and Mr. Reiczyk: $6,906.

 (5) Other Annual Compensation for Mr. Weiss is comprised of amounts reimbursed during the fiscal year for the payment of taxes.

 (6) Mr. Davis ceased serving as an executive officer of the Company on December 31, 1998, and ceased being an employee of the Company on December 31, 1999.

 (7) Other Annual Compensation in 1999 for Mr. Davis includes relocation payments of $23,871. In 1997 and 1998, the amounts shown include the forgiveness of loan balances, as follows: $75,000 in 1998 and $84,687 in 1997.

 (8) Mr. Perez ceased serving as an executive officer of the Company on January 31, 2000, and ceased being an employee of the Company on March 31, 2000.

 (9) Other Annual Compensation for Mr. Perez is comprised of tax equalization payments and amounts reimbursed during the fiscal year for the payment of taxes.

(10) Mr. Reiczyk ceased serving as an executive officer and employee of the Company on March 22, 2000.

(11) Other Annual Compensation for Mr. Reiczyk in 1999 is comprised of amounts reimbursed for taxes. The 1997 amount includes relocation payments of $34,902.

(12) Mr. Taafe ceased to be an executive officer and employee of the Company on December 31, 1999.

(13) Other Annual Compensation for Mr. Taafe in 1999 includes a housing allowance of $49,500. The 1998 amount includes a housing allowance of $47,906 and relocation payments of $42,842. The 1997 amount represents payments for taxes.

STOCK OPTION GRANTS TABLE

     The following table sets forth information regarding stock options granted to the Named Executive Officers during the fiscal year ended December 31, 1999.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                              INDIVIDUAL GRANTS
                                       ----------------------------------------------------------------
                                       NUMBER OF      % OF TOTAL
                                       SECURITIES      OPTIONS
                                       UNDERLYING     GRANTED TO     EXERCISE
                                        OPTIONS      EMPLOYEES IN     PRICE     EXPIRATION   GRANT DATE
NAME                                    GRANTED      FISCAL 1999      ($/SH)       DATE       VALUE(1)
----                                   ----------   --------------   --------   ----------   ----------
David E. Weiss.......................    89,840(2)       1.12%       $37.063     02/05/09    $1,579,910
                                         38,503(3)       0.48%        37.063     02/05/09       677,107
                                        105,000(2)       1.31%        22.063     07/28/09     1,099,198
                                         45,000(3)       0.56%        22.063     07/28/09       471,085
Donald B. Davis(4)...................       -0-          0.00%            --           --            --
Robert S. Kocol......................    35,729(2)       0.45%        37.063     02/05/09       628,324
                                         14,887(5)       0.19%        37.063     02/05/09       261,800
                                          8,932(3)       0.11%        37.063     02/05/09       157,077
                                         53,878(2)       0.67%        22.063     07/28/09       564,025
                                         23,090(3)       0.29%        22.063     07/28/09       241,719
Victor M. Perez(6)...................    75,567(2)       0.94%        37.063     02/05/09     1,328,908
                                         31,487(5)       0.39%        37.063     02/05/09       553,725
                                         18,892(3)       0.24%        37.063     02/05/09       332,231
                                        104,465(2)       1.30%        22.063     07/28/09     1,093,597
                                         44,771(3)       0.56%        22.063     07/28/09       468,688
Jean Reiczyk(7)......................    21,201(2)       0.26%        37.063     02/05/09       372,837
                                          9,702(5)       0.12%        37.063     02/05/09       170,618
                                          4,928(3)       0.06%        37.063     02/05/09        86,663
                                         75,072(2)       0.94%        22.063     07/28/09       785,895
                                         32,174(3)       0.40%        22.063     07/28/09       336,815
Bruce S. Taafe(8)....................    11,806(2)       0.15%        37.063     02/05/09       207,618
                                          5,059(3)       0.06%        37.063     02/05/09        88,967
                                         75,072(2)       0.94%        22.063     07/28/09       785,895
                                         32,174(3)       0.40%        22.063     07/28/09       336,815

---------------

(1) Grant date value is calculated using a modified Black-Scholes pricing model. The assumptions used in the pricing model are as follows: Expected Life of Option, 4.20 years; Volatility, 51.44 percent; Annual Rate of Quarterly Dividends, 0.0 percent; Risk-Free Rate, 5.83 percent. THE MODIFIED BLACK-SCHOLES MODEL IS ONE OF THE SECURITIES AND EXCHANGE COMMISSION'S ACCEPTABLE METHODS OF CALCULATING GRANT DATE VALUE AND DOES NOT IN ANY WAY REPRESENT THE COMPANY'S ESTIMATE OR PROJECTION OF FUTURE STOCK PRICES. Actual gains, if any, upon future exercise of any of these options will depend on the actual performance of the Company's Common Stock, the continued employment of the Named Executive Officer holding the option through its vesting period, and the subsequent exercise of the option by the Named Executive Officer.

(2) These Non-Qualified Stock Options were granted under the 1995 Equity Participation Plan at an exercise price equal to 100 percent of fair market value on the date of grant. These options become exercisable in three installments on the first three anniversary dates from the date of grant, and expire 10 years from the date of grant. These options generally are exercisable for 90 days after a voluntary termination to the extent vested at that time, but will terminate immediately upon a termination for cause. In the event of an involuntary termination other than for cause, the vesting period of all outstanding options will accelerate and all outstanding options will immediately vest. In the event of a recapitalization, stock dividend, merger, consolidation or reorganization (excluding any reorganization under the U.S. Bankruptcy Code), or sale of all or substantially all of the assets of the Company, the number and kinds of shares and exercise price will be adjusted, as appropriate. In the event of a hostile tender offer, the vesting period of all options outstanding will accelerate. These options are not transferable, except upon disability, or upon death by testamentary will or pursuant to the laws of descent and distribution or, if permitted by applicable laws, the Committee may permit transfers to a limited class of persons.

(3) These performance-based Non-Qualified Stock Options were granted under the 1995 Equity Participation Plan at an exercise price equal to 100 percent of fair market value on the date of grant. These performance-based options generally become exercisable on the sixth anniversary of the date of grant, unless accelerated to the first three anniversary dates based on the Company achieving performance goals, and expire 10 years from the date of grant. These performance-based options generally are exercisable for 90 days after a voluntary termination to the extent vested at that time, but will terminate immediately upon a termination for cause. In the event of an involuntary termination other than for cause, the vesting period of all outstanding options will accelerate and all unvested options will immediately vest. In the event of a recapitalization, stock dividend, merger, consolidation or reorganization (excluding any reorganization under the U.S. Bankruptcy Code), or the sale of all or substantially all of the assets of the Company, the number and kind of shares and exercise price will be adjusted, as appropriate. In the event of a hostile tender offer, the vesting period of all options outstanding will accelerate. These options are not transferable, except upon disability, or by testamentary will upon death or pursuant to the laws of descent and distribution or, if permitted by applicable law, the Committee may permit transfers to a limited class of persons.

(4) Mr. Davis ceased to be an executive officer of the Company on December 31, 1998, and ceased to be an employee of the Company on December 31, 1999.

(5) These performance-based Non-Qualified Stock Options were granted under the 1995 Equity Participation Plan at an exercise price equal to 100 percent of fair market value on the date of grant. These performance-based options generally become exercisable on the sixth anniversary of the date of grant, unless accelerated to the first three anniversary dates based on the individual achieving certain employee performance goals, and expire 10 years from the date of grant. These performance-based options generally are exercisable for 90 days after a voluntary termination to the extent vested at that time, but will terminate immediately upon a termination for cause. In the event of an involuntary termination other than for cause, the options will immediately vest. In the event of a recapitalization, stock dividend, merger, consolidation or reorganization (excluding any reorganization under the U.S. Bankruptcy Code), or the sale of all or substantially all of the assets of the Company, the number and kinds of shares and exercise price will be adjusted, as appropriate. In the event of a hostile tender offer, the vesting period of all options outstanding will accelerate. These options are not transferable, except upon disability, or upon death or pursuant to the laws of descent and distribution or by testamentary will, if permitted by applicable law, the Committee may permit transfers to a limited class of persons.

(6) Mr. Perez ceased to be an executive officer of the Company on January 31, 2000, and an employee of the Company on March 31, 2000. Under the terms of his separation agreement, all stock options were immediately vested upon termination. Mr. Perez will remain a consultant to the Company through September 30, 2000, after which he will have 90 days to exercise any outstanding options.

(7) Mr. Reiczyk ceased to be an executive officer and employee of the Company on March 22, 2000. Under the terms of his employment agreement, all stock options were immediately vested upon termination. Mr. Reiczyk's options will expire 90 after his termination date.

(8) Mr. Taafe ceased to be an executive officer on December 31, 1999, but is continuing service to the Company as a consultant. The options awarded to Mr. Taafe will continue to vest while Mr. Taafe is a consultant.

STOCK OPTION EXERCISES AND YEAR-END VALUE TABLE

     The following table sets forth information regarding stock options exercised by Named Executive Officers during the fiscal year ended December 31, 1999, and options held by them at fiscal year-end 1999.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                     VALUES

                                                    NUMBER OF SECURITIES
                                                         UNDERLYING               VALUE OF UNEXERCISED
                            SHARES                       UNEXERCISED              IN-THE-MONEY OPTIONS
                           ACQUIRED    VALUE         OPTIONS AT 12/31/99            AT 12/31/99($)(2)
                             UPON     REALIZED   ---------------------------   ---------------------------
NAME                       EXERCISE    ($)(1)    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                       --------   --------   -----------   -------------   -----------   -------------
David E. Weiss...........      -0-         -0-     732,883        510,314      $1,378,979      $190,366
Donald B. Davis(3).......    5,550    $ 13,528      21,685            -0-           4,508           -0-
Robert S. Kocol..........      -0-         -0-       6,221        140,747          15,640         5,230
Victor M. Perez(4).......      -0-         -0-      41,137        328,783          26,433        16,389
Jean Reiczyk(5)..........   20,000     251,240      12,844        158,421             -0-           -0-
Bruce S. Taafe(6)........    6,037      95,886      33,182        113,918           3,458         8,390

---------------

(1) All of the option exercises by the Named Executive Officers during 1999 were cashless exercises. The value realized is calculated by (i) subtracting the exercise price per share from the sale price per share of the stock, and
    (ii) multiplying by the number of shares exercised.

(2) Value is calculated by (i) subtracting the exercise price per share from the fiscal year-end market value of $18.438 per share and (ii) multiplying by the number of shares subject to the option. Options that have an exercise price per share equal to or greater than the fiscal year-end market value per share are not included in the value calculation.

(3) Mr. Davis ceased to be an executive officer of StorageTek on December 31, 1998 and an employee on December 31, 1999.

(4) Mr. Perez ceased to be an executive officer of the Company on January 31, 2000 and ceased to be an employee of the Company on March 31, 2000. He will serve as a consultant to the Company through September 30, 2000.

(5) Mr. Reiczyk ceased to be an executive officer and employee of the Company on March 22, 2000.

(6) Mr. Taafe ceased to be an executive officer on December 31, 1999, but is continuing service to the Company as a consultant.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
                           IN COMPENSATION DECISIONS

     None of the current members of the Compensation Committee is, or has ever been, an employee of the Company. No executive officer of the Company served as:
(i) a member of a compensation committee of another entity; (ii) a director of another entity, one of whose executive officers served as a member of the Company's Compensation Committee; or (iii) a member of the compensation committee of another entity, one of whose executive officers served as a director of the Company.

                EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT
                       AND CHANGE-IN-CONTROL ARRANGEMENTS

     The following discussion relates to employment contracts, termination of employment contracts and change-in-control arrangements that the Company has entered into with any of its Named Executive Officers and certain of its executive officers.

EMPLOYMENT AGREEMENT WITH DAVID E. WEISS

     The Company and David Weiss, its Chairman of the Board, President and Chief Executive Officer entered into an employment agreement (the "Weiss Agreement") in May 1999. Pursuant to the terms of the Weiss Agreement, Mr. Weiss receives an annual base salary and participates in the Company's MBO program. For the one-year period commencing May 1999, Mr. Weiss' base salary has been fixed at $750,000, and the target MBO bonus potential is 95 percent of base salary. Mr. Weiss also participates in the Company's equity participation plan, profit sharing and thrift plan, deferred compensation plan and the executive officer life and medical insurance programs, and receives an automobile allowance and limited reimbursement for financial services.

     The Weiss Agreement provides for severance benefits in the event of involuntary termination without Cause (as defined below) and upon a Change in Control of the Company (as defined below). In certain circumstances, in order to maximize the benefits to Mr. Weiss, Mr. Weiss' severance and other benefits may be reduced in order to avoid the excise tax imposed pursuant to Section 4999 of the Internal Revenue Code of 1986, as amended. Following an involuntary termination without Cause or a termination upon a Change in Control, Mr. Weiss is entitled to receive, among other things: (i) a lump sum severance payment equal to the sum of: (a) two times base salary for the fiscal year in effect (three times, if upon a Change in Control); plus (b) two times target bonus potential, whether or not such bonus would have been otherwise payable (three times, if upon a Change in Control); (ii) a lump sum payment to cover the estimated cost of medical benefits and payment for life and disability insurance benefits for two years after termination; and (iii) accelerated vesting of any stock options and the lapse of any Company-imposed restrictions upon restricted stock granted after May 19, 1999, along with an extension of the term of all stock options granted by the Company to one year after the termination date.

     In order to receive any severance payments, Mr. Weiss must first execute and deliver to the Company a settlement and release agreement.

     Upon a voluntary termination by Mr. Weiss or if the Company terminates Mr. Weiss for Cause, Mr. Weiss will receive compensation only through the date of termination.

     Under the Weiss Agreement, the term "Cause" means: (i) the failure by Mr. Weiss to perform his duties and responsibilities; (ii) the willful breach by Mr. Weiss of any written agreements between Mr. Weiss and the Company; (iii) the gross negligence or dishonesty by Mr. Weiss in the performance of his duties;
(iv) a willful violation by Mr. Weiss of any of the Company's Corporate Policies and Practices; (v) conduct or activities by Mr. Weiss that materially conflict with the interest of or injure the Company, or materially interfere with the duties owed to the Company; (vi) refusal by Mr. Weiss to comply with or material neglect by Mr. Weiss of instructions received from the Board; and (vii) conviction of Mr. Weiss for a felony or crime.

     Under the Weiss Agreement, the term "involuntary termination" means (i) termination of Mr. Weiss' employment by the Company for reasons other than Cause; (ii) death or disability, (iii) termination of Mr. Weiss' employment during the 24-month period following a Change in Control for reasons other than Cause; (iv) the failure of the Company to obtain assumption of the Weiss Agreement by any successor to the Company; (v) without Mr. Weiss' consent, his relocation to a location more than 50 miles from the Company's principal offices in Louisville, Colorado; (vi) a reduction in salary and target bonus without the consent of Mr. Weiss; or (vii) a significant reduction of duties, authority or responsibilities of Mr. Weiss without his consent.

     Under the Weiss Agreement, the term "Change of Control" means the occurrence of any of the following events: (i) the acquisition by any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the 1934 Act) of 25 percent or more of the total voting power represented by the Company's then-outstanding voting securities, other than the Company or a person or group who, directly or indirectly controls, is controlled by, or is under common control with, the Company, of the beneficial ownership of securities of the Company representing 25 percent or more of the total voting power of the Company; (ii) a merger or consolidation of the Company with any other corporation, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50 percent of the total voting power of the Company or such surviving entity outstanding immediately after such merger or consolidation; or (iii) the approval by the stockholders of the Company of a plan of complete liquidation of the Company, or the sale or disposition by the Company of all or substantially all the Company's assets.

     Upon the payment of any severance to Mr. Weiss, the Weiss Agreement provides that, for a period of two years following termination, Mr. Weiss shall not, directly or indirectly: (i) engage in any activity in competition with the Company or harmful or contrary to the interests of the Company; (ii) induce or attempt to influence or encourage any employee of the Company to leave the Company or provide the names of Company employees; or (iii) participate in a hostile takeover of the Company.

     On January 28, 2000, Mr. Weiss recommended that the Board of Directors ask him to resign as Director, Chairman of the Board, President and Chief Executive Officer. The Board accepted Mr. Weiss' proposal and asked him to resign from all such positions upon the election of a successor to the positions or at such earlier date as the Board deems appropriate.

EMPLOYMENT AGREEMENT WITH NAMED EXECUTIVE OFFICERS

     The Company has entered into an employment agreement (the "NEO Agreement") with Robert Kocol, Victor Perez and Jean Reiczyk and certain other executive officers, which provides for annual base compensation and participation in the Company's MBO bonus plan. (See "Separation Agreement with Victor M. Perez," "Separation Agreement with Jean Reiczyk" and "Retention Agreement with Robert S. Kocol" (collectively referred to as the "Individual Agreements.")) Each one of the Individual Agreements was negotiated individually with the Named Executive Officer involved and each was based upon the particular facts and circumstances regarding each such Named Executive Officer. The level of MBO bonus plan potential varies from executive officer to executive officer, depending upon such executive officer's level of responsibility. Each Named Executive Officer may also participate in the Company's equity participation plan, profit sharing and thrift plan, deferred compensation plan and the executive officer life and medical insurance programs, and receives an automobile allowance and limited reimbursement for financial advice.

     The NEO Agreement provides for severance payments in the event of a termination after a Change in Control or an involuntary termination without Cause. The terms "Change in Control" and "Cause" are defined in the NEO Agreements in the same manner as those terms are defined in the Weiss Agreement. Upon a termination after a Change in Control or an involuntary termination without Cause, the Named Executive Officer is entitled to receive severance payments in the amount of: (i) a lump sum severance payment in an amount equal to such executive officer's annual base salary (or, in the event of an involuntary termination after a Change of Control, two times such executive officer's annual base salary); (ii) such executive officer's target bonus, whether or not such bonus would have been otherwise payable (or, in the event of an involuntary termination after a Change of Control, two times such executive officer's target bonus); and (iii) the immediate vesting of all stock options and lifting of all Company-imposed restrictions on restricted stock granted.

     Upon a voluntary termination by the Named Executive Officer or if the Company terminates the Named Executive Officer for Cause, such executive officer will receive compensation only through the date of termination.

     Upon the payment of any severance to a Named Executive Officer, the NEO Agreement provides that such executive officer shall not, directly or indirectly: (i) for a period of 12 months following termination, engage in any activity in competition with the Company or harmful or contrary to the interests of the

Company; or (ii) for a period of 24 months following termination, induce or attempt to influence or encourage any employee of the Company to leave the Company or provide the names of Company employees. In addition, the payment of any severance is tied to the executive officer executing and delivering to the Company a settlement and release agreement.

SEPARATION AGREEMENT WITH VICTOR M. PEREZ

     On January 22, 2000, the Company entered into a separation agreement (the "Perez Agreement") with Victor Perez, the Company's then-current Executive Vice President and Chief Operating Officer ("COO"). Under the terms of the Perez Agreement, Mr. Perez' duties as COO ended on January 31, 2000, although Mr. Perez retained the title of Executive Vice President and COO. Mr. Perez' employment with StorageTek ended on March 31, 2000.

     Under the terms of the Perez Agreement, upon his execution and delivery to the Company of a settlement and release agreement, Mr. Perez will receive: (i) a separation payment equal to $1,207,500 (one and a half times his 2000 annual salary plus one and a half times his 2000 targeted bonus); (ii) continued tax equalization payments, which allow Mr. Perez' personal income tax liabilities to be equal to what they would have been had Mr. Perez lived in Puerto Rico; (iii) immediate vesting of all stock options and the lifting of all Company-imposed restrictions on restricted stock and an extension on the term of exercise of stock options to 90 days after the end of Mr. Perez' consulting arrangement with the Company described below; (iv) family medical insurance for up to 18 months and limited reimbursement for tax preparation assistance and job placement services; and (v) in the event that a Change in Control (as defined in the NEO Agreement) occurs on or before December 31, 2000, an additional severance payment equal to one-half times his 2000 annual salary plus one-half times his 2000 targeted bonus.

     Under the terms of the Perez Agreement, Mr. Perez is prohibited, directly or indirectly, from: (i) soliciting or encouraging any then-current Company employee to apply for employment with any entity with which he has a relationship or provide the names of any persons employed by the Company to any entity with which he has a relationship, for a period of two years following his termination of employment; and (ii) competing with the Company or engaging in any activity harmful or contrary to the best interest of the Company, for a period of 18 months following his termination of employment.

     The Company and Mr. Perez have entered into a Consulting Agreement commencing on March 31, 2000 and terminating on September 30, 2000 (the "Consulting Agreement"). For his consulting services, Mr. Perez will be paid a consulting fee of $50,000 per quarter plus out-of-pocket expenses and tax equalization payments. Mr. Perez will be working on a special project for the Board of Directors. In the event that Mr. Perez successfully completes this project or the Company determines that the project should be discontinued, Mr. Perez will receive an incentive bonus of $50,000.

TERMINATION AGREEMENT WITH DONALD B. DAVIS

     In January 1999, the Company entered into a termination agreement (the "Davis Agreement") with Donald Davis, who had been the Company's Corporate Vice President U.S./Canada, Sales and Services through his resignation as an executive officer of the Company on December 31, 1998, but continued employment with the Company through December 31, 1999. Under the Davis Agreement, Mr. Davis received a lump sum severance payment of $412,500 (one year base salary plus target bonus) on his employment termination date.

RETENTION AGREEMENT WITH ROBERT S. KOCOL

     On January 27, 2000, the Company entered into a Retention Agreement (the "Retention Agreement") with Robert Kocol, its Corporate Vice President and Chief Financial Officer ("CFO"). Pursuant to the Retention Agreement, Mr. Kocol has agreed to remain an employee of the Company at least through July 31, 2000. Mr. Kocol's duties and responsibilities at the Company may be changed substantially if a successor CFO is elected prior to July 31, 2000, in which case Mr. Kocol may be asked to support the new CFO during any transition period. Mr. Kocol shall continue to serve as CFO, unless a successor is duly appointed prior to

July 31, 2000. The Company is not currently searching for a new CFO and Mr. Kocol may choose to continue to serve as CFO after July 31, 2000.

     Contingent upon Mr. Kocol's continued employment with the Company through July 31, 2000 and his execution and delivery of a settlement and release agreement, Mr. Kocol shall receive: (i) an amount equal to one and one-half times his then current annual salary; (ii) an amount equal to one and one-half times his then-current target bonus; and (iii) monthly payment of COBRA amounts due for up to 18 months for medical and dental coverage for his family comparable to those to which Mr. Kocol is eligible on July 31, 2000. In addition, all outstanding, unvested stock options held by Mr. Kocol will vest and all Company-imposed restrictions on Mr. Kocol's restricted stock grants will be lifted. If a "Change in Control," as defined in the NEO Agreement between Mr. Kocol and the Company, were to occur after Mr. Kocol's employment is terminated, but prior to December 31, 2000, Mr. Kocol would receive an additional severance payment equal to one-half times Mr. Kocol's salary and bonus, as they were in effect on July 31, 2000.

     Upon the payment of any severance to Mr. Kocol, the Retention Agreement provides that (i) for a period of two years after July 31, 2000, Mr. Kocol shall not, directly or indirectly, engage in any activity for or on behalf of certain competitors of the Company or that is harmful or contrary to the interests of the Company; and (ii) for a period of 18 months after July 31, 2000, Mr. Kocol shall not, directly or indirectly, induce or attempt to influence or encourage any employee of the Company to leave the Company.

SEPARATION AGREEMENT WITH JEAN REICZYK

     On March 22, 2000, the Company entered into a separation agreement with Jean Reiczyk, the Company's then-current Corporate Vice President and General Manager, Solutions Business Group. Consistent with the terms of the NEO Agreement between Mr. Reiczyk and the Company, Mr. Reiczyk will receive: (i) a separation payment equal to $456,750 (one year's base salary plus his targeted bonus); and (ii) immediate vesting of all stock options and the lifting of all Company-imposed restrictions on restricted stock granted to Mr. Reiczyk. Mr. Reiczyk is prohibited from competing with the Company or engaging in any activity harmful or contrary to the best interest of the Company for a period of 12 months following his termination of employment.

CONSULTING AGREEMENT WITH BRUCE S. TAAFE

     In December 1999, StorageTek entered into a Consulting Agreement (the "Taafe Agreement") with Bruce Taafe, the Company's then-current Vice President, International Field Sales. Mr. Taafe voluntarily terminated his employment with the Company on December 31, 1999. Under the terms of the Taafe Agreement, Mr. Taafe will receive $20,000 per quarter, for up to 300 hours of consulting services in a 12-month period. Any additional hours will be paid at the rate of $275 per hour for projects mutually agreed upon between StorageTek and Taafe. During the term of the Taafe Agreement, Mr. Taafe's stock options and restricted stock will continue to vest.

     The Taafe Agreement can be terminated at any time by the Company for Cause (defined below), in which case Mr. Taafe will receive payments only for services provided through the termination date. Upon a Change of Control (defined below), Mr. Taafe will receive any remaining amounts due for services provided and all outstanding unvested stock options will immediately vest and the restrictions on all outstanding restricted stock will immediately be lifted.

     For purposes of the Taafe Agreement, "Change of Control" is defined as (i) a reorganization, merger, liquidation or consolidation; (ii) a sale of the assets of StorageTek; or (iii) an acquisition of more than 40 percent of the voting securities of StorageTek or an event whereby individuals who constitute 50 percent of more of the Board of Directors cease to constitute a majority of the Board of Directors after the event. "Cause" is defined as (i) willful breach to perform duties and responsibilities; (ii) willful breach of the Consulting Agreement; (iii) gross negligence or dishonesty in the performance of duties;
(iv) engaging in conduct or activities that materially conflict with the interest of or injure StorageTek or materially interfere with Mr. Taafe's duties owed to StorageTek; or (v) conviction for a felony.

SEPARATION AGREEMENT WITH JAMES D. BARTLETT

     On December 31, 1999, the Company entered into a separation agreement (the "Bartlett Agreement") with James Bartlett, the Company's then-serving Corporate Vice President and Chief Marketing Officer. As part of the Bartlett Agreement, Mr. Bartlett received a separation payment of $335,000 (one year's salary plus one year's target bonus potential). All of his stock options were immediately vested and the Company-imposed restrictions on his restricted stock immediately lapsed. In addition, consistent with the terms of the NEO Agreement between Mr. Bartlett and the Company, the Company forgave the principal and accrued interest on a $500,000 loan to Mr. Bartlett and he received tax gross-up payments for imputed interest accrued through December 31, 1999.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires certain persons, including the Company's Directors and Section 16 Officers, to file reports of ownership and changes in ownership of the Company's securities with the Securities and Exchange Commission ("Commission"). The Company is required to disclose in this Proxy Statement any late or missed filings of those reports during 1999 by its Directors, Officers (as defined in the rules under Section 16 of the Exchange
Act) and greater than 10 percent stockholders. Based upon the Company's review of the reporting forms received by it, and written representations that it received from certain persons that no Form 5 reports were required to be filed by those persons, the Company believes that all filing requirements applicable to its Directors, Officers and 10 percent stockholders were complied with in a timely manner for 1999.

   The information provided below is expressly excluded from incorporation by reference
     into any filings under the jurisdiction of the Securities and Exchange
                                  Commission.

                 REPORT OF THE HUMAN RESOURCES AND COMPENSATION
                COMMITTEE OF THE BOARD ON EXECUTIVE COMPENSATION

     The Company's executive officer compensation (except that of the Company's Chief Executive Officer (the "CEO")) is determined by the Human Resources and Compensation Committee of the Board of Directors (the "Compensation Committee"), which consists entirely of non-employee Directors, as of the date hereof. The current members of the Compensation Committee are Directors Lee (Chair), Armstrong, Chandler and Holmes, none of whom is, or ever has been, an employee of the Company. The compensation for the CEO is based upon a recommendation to the Board of Directors by the Compensation Committee and is voted upon by the Board of Directors.

I. EXECUTIVE OFFICER COMPENSATION

  A. Guiding Principles for Executive Officer Compensation

     The Compensation Committee has developed three basic principles that guide it in setting compensation for the Company's executive officers. These principles are:

          (i) Pay for achievement of results, measured by both the Company's performance and the individual executive officer's performance;

          (ii) Pay the Company's executive officers competitively to ensure that the Company will be able to attract and retain high-quality executive officers; and

          (iii) Use a variety of equity-based incentives to align the compensation of the executive officers with the performance of the Company's Common Stock.

  B. Total Compensation

     Compensation for the Company's executive officers consists of four elements: (i) a base salary; (ii) an annual performance bonus, if certain financial and people management criteria set by in advance by the

Compensation Committee are met; (iii) stock options and other equity-based incentives, such as restricted stock awards and Common Stock equivalents (collectively, "Options"); and (iv) various other benefits. The Compensation Committee believes that there should be an at-risk portion of each executive officer's compensation (the annual performance bonus and the Options), along with the traditional fixed portion of each executive officer's compensation (base salary and various other benefits). The Compensation Committee periodically assesses the mix of at-risk and fixed compensation to ensure that the Company is offering to its executive officers compensation that is competitive within the industry to permit the Company to attract and retain high-quality executive officers.

          (i) Base Salary

          The base salaries of the Company's executive officers are reviewed annually and in connection with promotions. The Compensation Committee determined that the base salary levels for the executive officers for 1998 were below the competitive market median. As a result, for 1999, the Compensation Committee increased the base compensation of certain executive officers. The Compensation Committee believes that, during 1999, the Named Executive Officers were paid at approximately the competitive market median.

          (ii) Annual Performance Bonus

          The Compensation Committee has adopted a Management by Objectives
     (MBO) bonus program that provides each executive officer an opportunity to earn a bonus based upon Company financial and other objective goals. Each executive officer's bonus potential under the MBO program is stated as a percentage of his or her base salary. In 1999, the MBO bonus program included four levels of corporate performance (minimum, target, stretch and ultra-stretch) measuring three performance criteria. For executive officers of the Company, these performance measures for the 1999 MBO bonus program were: diluted earnings per share; revenue growth; and management and employee development. Under the 1999 MBO bonus program, the diluted earnings per share measurement served as the threshold criterion for any payments under the 1999 MBO program. Because the established diluted earnings per share goal was not achieved in 1998 or 1999, no MBO bonuses were paid to any executive officer in 1998 or 1999 (other than sign-on bonuses, promotion-based bonuses and guaranteed bonuses to certain newly-hired executive officers). Without the 1998 or the 1999 MBO bonus payout, the total cash compensation paid to the Company's executive officers in 1998 and 1999 was significantly less than the total cash compensation levels of competitors included in the salary surveys reviewed by the Company. The Compensation Committee believes that this result is appropriate and is consistent with its "pay for achievement of results" principle.

          (iii) Options

          The Compensation Committee believes that Options serve to link directly the compensation earned by the executive officers with the amount of appreciation realized by the Company's stockholders and that unvested Options serve as a retention tool. The Compensation Committee has used a variety of types of Options and various vesting periods that are structured to encourage the Company's executive officers to continue in the employ of the Company and motivate performance that will meet or exceed the expectations of the Company's stockholders. In determining the size of any Option award, the Compensation Committee considers: (a) the value of the Option, using a modified Black-Scholes model; (b) the position held by the executive officer; and (c) the executive officer's base cash compensation.

          The Compensation Committee considers Option grants for executive officers annually, as well as in connection with promotions or for retention purposes. In 1999, the Compensation Committee granted executive officers Options in February, the time when the Compensation Committee typically has granted options to executive officers, and also in July, primarily for retention purposes. For most executive officers, 70 percent of the Options granted vests over three years, in equal annual increments, and 30 percent of the Options vest after six years, unless certain performance criteria are met to accelerate the vesting of the Options to the first three years.

          Based upon the attainment of individual performance goals, the Compensation Committee accelerated the vesting of 6,000 Options granted to Mr. Perez, 5,000 Options granted to Mr. Reiczyk, and 3,000 Options granted to Mr. Taafe, each of whom were Named Executive Officers during 1999. The Compensation Committee also accelerated the vesting of Options and restricted stock in the aggregate of 16,999 shares to certain other current executive officers during 1999 based upon each such officer meeting his or her individual performance goals. The Committee did not accelerate the vesting of Options in which the vesting depended upon the Company meeting certain financial performance goals.

          (iv) Other Benefits

          The executive officers participate in the various medical, dental, life, disability, employee stock purchase and other benefit programs that are generally made available to all salaried employees of the Company. The executive officers also receive additional Company-paid benefits (collectively, the "Benefits") not made available to all salaried employees including: (a) reimbursement for certain out-of-pocket expenses associated with medical program coverage, up to a maximum of $5,000 per year; (b) an individually-owned universal life insurance policy in an amount equal to three times such executive officer's base salary (as compared to two times base salary, as is the case for other salaried employees); (c) an auto allowance and financial planning services; (d) the opportunity to participate in a deferred compensation plan; (e) in certain circumstances, the opportunity to have the Company pay, on a tax grossed-up basis, for certain spousal travel to an annual sales performance program; and (f) in certain instances, reimbursement for dues related to airline and golf club memberships.

II. CEO COMPENSATION

  A. Basic Principles and Components of the CEO's Compensation

     David E. Weiss has served as Chairman, President and CEO of the Company since May 1996. The Company entered into an employment agreement with Mr. Weiss in May 1999 to take the place of the three year employment agreement he entered into with the Company in May 1996. The Compensation Committee adheres to the same basic compensation principles and uses the same four types of compensation for the CEO as it does for the compensation of all executive officers. The Compensation Committee then recommends the compensation for the CEO to the full Board for approval.

          (i) Base Compensation

          The Compensation Committee recommended to the full Board of Directors Mr. Weiss' compensation package, which was approved by the Board. For 1999, Mr. Weiss' base salary was set at $750,000, an increase of approximately 7 percent, based upon the Compensation Committee's view that Mr. Weiss' base salary was below-market for experienced CEOs of like-sized companies. The Compensation Committee reviewed the same salary surveys described above with regard to executive officers when evaluating salary adjustments for Mr. Weiss.

          (ii) Annual Performance Bonus

          The Compensation Committee did not award Mr. Weiss an MBO bonus for 1999, as the Company's diluted earnings per share were below the threshold for payout, consistent with the Company's payment for achievement of results principle. Mr. Weiss' target MBO bonus was equal to 95 percent of his base salary.

          (iii) Stock Options and Other Equity-Based Compensation

          Similarly, the Compensation Committee did not approve the acceleration of the vesting of 50,000 Options granted to Mr. Weiss in May 1996, in connection with his promotion to CEO.

          During 1999, Mr. Weiss was granted non-qualified stock options to purchase 194,840 shares of Common Stock that vest in equal increments over three years and options to purchase 83,503 shares of Common Stock that vest according to performance-based criteria. The Compensation Committee considered the same factors as described above for all executive officers in determining the number of

     Options granted to Mr. Weiss. Based on the Company's financial performance in fiscal 1999, during 1999 the Compensation Committee did not accelerate the vesting of any Options granted to Mr. Weiss.

          (iv) Other Benefits

          Mr. Weiss participated in the Benefits that were made available to the other Named Executive Officers, except that his medical reimbursement limitation was set at $15,000.

III. STOCK OWNERSHIP GUIDELINES

     In January 1998, the Compensation Committee implemented guidelines for minimum stock ownership for the CEO and the executive officers. The guidelines are expressed in terms of a set number of shares of Common Stock, including Common Stock equivalents and vested restricted stock, but excluding any unexercised Options. The Company's CEO and executive officers are expected to achieve the stock ownership guidelines over a three-year period from the time of their first election or appointment as an executive officer. The Compensation Committee believes that these guidelines will further align the interests of the CEO and the executive officers with those of the stockholders. All of the Company's executive officers who have been executive officers for in excess of such three-year period and the CEO have met the stock ownership guidelines.

IV. TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION

     In setting executive officer and CEO compensation, the Compensation Committee has considered the potential impact of Section 162(m) of the Internal Revenue Code, and the regulations thereunder ("Section 162(m)"). Section 162(m) disallows a tax deduction for any publicly-held corporation for individual compensation exceeding $1,000,000 in any taxable year for the CEO or any of the executive officers, unless such compensation is performance-based. The Compensation Committee's policy is to qualify, to the extent reasonable, the CEO's and executive officers' compensation for deductibility under applicable tax laws. However, the Compensation Committee believes that its primary responsibility is to provide a compensation program that will attract, retain and reward executive officers necessary for the Company's success. Consequently, the Compensation Committee recognizes that the loss of a tax deduction could be necessary in certain circumstances. The Company's MBO bonus plan and its Options are designed to qualify as performance-based plans within the meaning of Section 162(m) so as to preserve deductibility by the Company of compensation paid under such plans.

                                            THE HUMAN RESOURCES AND
                                            COMPENSATION COMMITTEE OF
                                            THE BOARD OF DIRECTORS

                                            Robert E. Lee, Chair
                                            William L. Armstrong
                                            J. Harold Chandler
                                            Maurice F. Holmes

     The Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts and is not to be deemed to be soliciting material.

                               PERFORMANCE GRAPH

     The following graph compares the cumulative total stockholder return on the Company's Common Stock during the five years ended December 31, 1999, with the cumulative total return on the S&P 500 Index and the S&P Computer Hardware Index. The comparison assumes $100 was invested on December 31, 1994, in the Company's Common Stock and in each of such indices and assumes reinvestment of dividends, if any. Note that historic stock price is not necessarily indicative of future stock price performance.


                                             DATA POINTS

                                                                  December 31,
                                      ---------------------------------------------------------------------
                                        1994        1995        1996        1997        1998        1999
                                      ---------   ---------   ---------   ---------   ---------   ---------
Storage Technology Corporation           100          82         164         214         246         127
S&P 500 Index                            100         138         169         226         290         351
S&P Computer Hardware Index              100         133         178         261         457         659

                                 OTHER MATTERS

     The Company has received notice from a stockholder that the stockholder intends to raise certain issues ("Certain Stockholder Issues") at the Annual Meeting relating to the determination, election and continued service of the members of the Company's Board of Directors, their compensation and the Company's conversion to a non-profit corporation under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended. It is the intention of the proxy holders named in the enclosed proxy card to use their discretionary voting authority to vote against the proposed Certain Stockholder Issues if they properly come before the Annual Meeting for consideration. In addition, with regard to any other business matters that properly come before the Annual Meeting for consideration, the proxy holders intend to use their discretionary voting authority in accordance with their judgment.

     Under the Company's Bylaws, in order for a matter to be deemed properly presented by a stockholder, other than matters presented for possible inclusion in the proxy statement, notice must be delivered to or mailed and received by the Company not less than 60 days nor more than 90 days prior to the first anniversary of the date on which notice of the prior year's Annual Meeting was mailed to stockholders (the "Advance Notice Period"). The stockholder's notice must set forth, as to each proposed matter: (a) a brief description of the business and reason for conducting such business at the Annual Meeting; (b) the name and address (as they appear on the Company's books) of the stockholder proposing such business, or the name of the beneficial holder or other party on whose behalf the proposal is made; (c) the class and number of shares of the Company owned by the stockholder or beneficial holder or other party on whose behalf the proposal is made; and (d) any material interest of the stockholder or beneficial holder or other party on whose behalf the proposal is made in such business. The presiding officer of the Annual Meeting may refuse to acknowledge any matter not made in compliance with the foregoing procedure.

     With respect to the 2000 Annual Meeting, the Advance Notice Period commenced January 8, 2000 and ended on February 7, 2000. The only notice received from a stockholder during the Advance Notice Period was the notice described above regarding Certain Stockholder Issues.

                           STOCKHOLDER PROPOSALS FOR
                       THE COMPANY'S 2001 ANNUAL MEETING

     Any proposal that a stockholder may desire to present at the Company's Annual Meeting of Stockholders in 2001 and that such stockholder wishes to have included in the Company's proxy statement relating to such meeting must be received in writing by the Secretary of the Company on or before December 12, 2000 in order to be considered for possible inclusion in the Company's proxy materials.

     If a stockholder wishes to present a proposal at the Company's Annual Meeting in the year 2001 and the proposal is not intended to be included in the Company's Proxy Statement relating to that meeting, the stockholder must give advance notice to the Company on or after January 11, 2001, but on or prior to February 10, 2001, which is the Advance Notice Period for such meeting, as described above. If a stockholder gives notice of such a proposal outside of the Advance Notice Period, the stockholder will not be permitted to present the proposal to the stockholders for a vote at the meeting.

                                            BY ORDER OF THE BOARD OF DIRECTORS

                                            /s/ Jeffrey M. Dumas

                                            Jeffrey M. Dumas
                                            Secretary

April 11, 2000

                         STORAGE TECHNOLOGY CORPORATION
                         1995 EQUITY PARTICIPATION PLAN
                       (As amended through March 9, 2000)

                                    SECTION 1

                                  INTRODUCTION

         1.1 ESTABLISHMENT. Effective as provided in Section 22, the Company hereby establishes a plan of long-term stock-based compensation incentives for selected employees, directors and consultants of the Company and its affiliated corporations. The plan shall be known as the Storage Technology Corporation 1995 Equity Participation Plan (the "1995 Plan").

         1.2 PURPOSE. The purpose of the 1995 Plan is to provide employees, directors and consultants selected for participation in the 1995 Plan with added incentives to continue in the service of the Company and its affiliates and to create in such employees, directors and consultants a more direct interest in the future success of the operations of the Company and its affiliated corporations by relating incentive compensation to the achievement of long-term corporate economic objectives. The 1995 Plan is also designed to attract key employees, directors and consultants and to retain and motivate participating employees, directors and consultants by providing an opportunity for equity investment in the Company.

         1.3 NO EFFECT ON 1987 PLAN OPTIONS. Options granted pursuant to the Storage Technology Corporation 1987 Equity Participation Plan (the "1987 Plan") shall be governed by the terms and provisions of the option agreements covering such grants and by the provisions of the 1987 Plan.

                                    SECTION 2

                                   DEFINITIONS

         2.1 DEFINITIONS. The following terms shall have the meanings set forth below:

                  (a) "Affiliated Corporation" means any corporation that is either a parent corporation with respect to the Company or a subsidiary corporation with respect to the Company (within the meaning of Sections 424(e) and (f), respectively, of the Internal Revenue Code).

                  (b) "Board" means the Board of Directors of the Company.

                  (c) "Cause" means performance or conduct problems resulting in discharge, as determined by the Company or Affiliated Company, which determination will be conclusive.

                  (d) "Committee" means a committee designated by the Board to administer the Plan or, if no committee is so designated, the Board.

                  (e) "Common Stock" means the Company's $.10 par value voting common stock.

                  (f) "Common Stock Equivalent" means a right to receive Common Stock in the future that may be granted to a Participant pursuant to Sections 12, 13 or 15 in lieu of a current issuance of Common Stock, subject to certain conditions and limitations imposed in accordance with such Sections.

                  (g) "Consultant" means a natural person who performs services for the Company, or any Affiliated Corporation, or any division thereof in exchange for consideration, but who is not an Employee.

                  (h) "Director" means a member of the Board.

                  (i) "Effective Date" means the effective date of the 1995 Plan, as set forth in Section 22 hereof.

                  (j) "Eligible Employees" means those Employees upon whose judgment, initiative and efforts the Company or the Affiliated Corporations are, or are expected to become, largely dependent for the successful conduct of their business.

                  (k) "Employee" means a natural person who is deemed an employee (including, without limitation, an officer or director who is also an employee) of the Company, or any Affiliated Corporation, in accordance with the rules contained in Section 3401(c) of the Internal Revenue Code and the regulations thereunder.

                  (l) "Fair Market Value" means with respect to Common Stock, as of any date, the closing price of a share of Common Stock on the New York Stock Exchange as reported by The Wall Street Journal for the last trading day prior to that date. If no such prices are reported, then Fair Market Value shall mean the average of the high and low sale prices for the Common Stock (or if no sale prices are reported, the average of the high and low bid prices) as reported by the principal regional stock exchange, or if not so reported, as reported by Nasdaq or a quotation system of general circulation to brokers and dealers.

                  (m) "Incentive Stock Option" means the right to purchase Common Stock granted to an Employee pursuant to Sections 6 and 7, which constitutes an incentive stock option within the meaning of Section 422 of the Internal Revenue Code, and which may or may not be issued with related Stock Appreciation Rights.

                  (n) "Internal Revenue Code" means the Internal Revenue Code of 1986, as it may be amended from time to time.

                  (o) "Long-Term Employee" means a person who, as of the date he or she ceases to be an Employee of the Company or any Affiliated Corporation, has been an Employee of the Company or any Affiliated Corporation for six years or more, with no break in such employment of longer than one year.

                  (p) "MBO Payment" means a payment to a Participant pursuant to the Company's MBO Plan, which payment may be made either in shares of Common Stock, Common Stock Equivalents or in cash, or partly in Common Stock, partly in Common Stock Equivalents and partly in cash, as determined in accordance with the provisions of Section 13.

                  (q) "MBO Equity Plan" means the Company's Management By Objective Plan, as established by the Board or the Committee from time to time, pursuant to which MBO Payments are made from time to time in the manner and under the conditions established by the Board or the Committee.

                  (r) "Non-Qualified Option" means a right to purchase Common Stock granted to a Participant pursuant to Sections 6 and 8, which does not qualify as an Incentive Stock Option or which is designated as a Non-Qualified Option, and which may or may not be issued with related Stock Appreciation Rights.

                  (s) "Outside Director" means a Director who is not an Employee.

                  (t) "Participant" means an Eligible Employee, Director or Consultant designated by the Committee from time to time during the term of the 1995 Plan to receive one or more of the stock-based compensation incentives provided under the 1995 Plan.

                  (u) "Reduction in Force" means any termination of employment that, in the sole judgment of the Company, is (i) made at the request of the Company or an Affiliated Corporation and is due to the elimination of the Employee's position, or (ii) a reduction in the number of persons employed by the Company, either overall or in the Employee's function, department, division or other relevant workplace unit.

                  (v) "Restricted Stock Award" means an award of Common Stock granted to a Participant pursuant to Section 10 that is subject to certain restrictions imposed in accordance with the provisions of such Section.

                  (w) "Retire" means any termination of employment that is deemed to be a "Retirement" by a resolution of the Board of Directors, or any termination of employment made at the request of the Employee if, as of the date of such termination, such Employee (a) is age 62 or older and (b) has, at the time of such termination, been employed by the Company or any Affiliated Corporation for six years or more, with no break in such employment of longer than one year.

                  (x) "Retired" means the status of any former Employee after he or she Retires.

                  (y) "Stock Appreciation Right" means a right granted to a Participant pursuant to Section 9 to receive a payment from the Company equal to the difference between the Fair Market Value of one or more shares of Common Stock subject to a Non-Qualified Option or an Incentive Stock Option and the exercise price of such shares under the terms of such Stock Option.

                  (z) "Stock Option" means an Incentive Stock Option or a Non-Qualified Option.

         2.2 GENDER AND NUMBER. Except when otherwise indicated by the context, the masculine gender shall also include the feminine gender, and the definition of any term herein in the singular shall also include the plural.

                                    SECTION 3

                               PLAN ADMINISTRATION

         3.1 ADMINISTRATION GENERALLY. The 1995 Plan shall be administered by the Board or Committee. In accordance with the provisions of the 1995 Plan, the Committee, in its sole discretion:

                        (i) shall select the Participants from Eligible Employees, Directors and Consultants;

                        (ii) shall determine the number of shares of Common Stock to be subject to Incentive Stock Options, Non-Qualified Options, Stock Appreciation Rights, Restricted Stock Awards and other Common Stock or Common Stock Equivalent awards granted pursuant to the 1995 Plan;

                        (iii) shall determine the number of shares of Common Stock or Common Stock Equivalents to be issued as MBO Payments;

                         (iv) shall determine the time at which such options,
rights, awards and payments are to be granted;

                         (v) shall fix the exercise price, period and the
manner in which a Stock Option becomes exercisable;

                         (vi) shall establish the duration and nature of
Restricted Stock Award restrictions;

                         (vii) shall determine the Fair Market Value of the
Common Stock, in accordance with Section 2.1(l) of the 1995 Plan;

                         (viii) shall determine whether and under what
circumstances, if any, a Stock Option or Stock Appreciation Right may be settled in cash or Common Stock Equivalents instead of Common Stock;

                         (ix) [Intentionally Deleted]

                         (x) may modify or amend the terms and conditions of
any Stock Option, Stock Appreciation Right, Restricted Stock Award or other Common Stock award, subject to Section 19 of the Plan (including, but not limited to, accelerating vesting or waiving forfeiture restrictions);

                         (xi) may institute an option exchange program;

                         (xii) may authorize any person to execute on behalf of
the Company any instrument required to effect the grant of a Stock Option, Stock Appreciation Right, Restricted Stock Award or other Common Stock or Common Stock Equivalent award previously granted by the Committee; and

                         (xiii) shall establish such other terms and
requirements of the various compensation incentives under the 1995 Plan as the Committee may deem necessary or desirable and consistent with the terms of the 1995 Plan.

The Committee shall determine the form or forms of the agreements with Participants, which shall evidence the particular provisions, terms, conditions, rights and duties of the Company and the Participants with respect to Incentive Stock Options, Non-Qualified Options, Stock Appreciation Rights, Common Stock Equivalent and Restricted Stock Awards granted pursuant to the 1995 Plan, which provisions need not be identical except as may be provided herein. The Committee may from time to time adopt such rules and regulations for carrying out the purposes of the 1995 Plan as it may deem proper and in the best interests of the Company. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the 1995 Plan or in any agreement entered into hereunder in the manner and to the extent it shall deem expedient to carry the 1995 Plan into effect, and it shall be the sole and final judge of such expediency. No member of the Committee shall be liable for any action or determination made in good faith. The determinations, interpretations and other actions of the Committee pursuant to the provisions of the 1995 Plan shall be binding and conclusive for all purposes and on all persons, subject only to the review and control of the Board on all Plan matters except selection of Participants.

         3.2 MULTIPLE ADMINISTRATIVE BODIES. If permitted by Rule 16b-3, the 1995 Plan may be administered by different bodies with respect to Directors who are Employees, Outside Directors, officers (within the meaning of Rule 16a-1(f)) who are not Directors, and Employees who are neither Directors nor officers.

         3.3 ADMINISTRATION WITH RESPECT TO DIRECTORS AND OFFICERS. With respect to grants of Stock Options, Stock Appreciation Rights, Restricted Stock Awards or other Common Stock or Common Stock Equivalent awards under the 1995 Plan to Employees who are also officers or Directors, the 1995 Plan shall be administered by:

                  (a) the Board, if the Board may administer the 1995 Plan and still have transactions under the 1995 Plan qualify for exemption under Rule 16b-3, or

                  (b) a Committee designated by the Board to administer the 1995 Plan, which Committee shall be constituted (i) in such a manner as to permit awards granted under the 1995 Plan to qualify for exemption under Rule 16b-3 and
(ii) in such a manner as to satisfy applicable laws.

         3.4 ADMINISTRATION WITH RESPECT TO OTHER PERSONS. With respect to grants of Stock Options, Stock Appreciation Rights, Restricted Stock Awards or other Common Stock or Common Stock Equivalent awards to Employees who are neither Directors nor officers, the 1995 Plan shall be administered by:

                  (a) the Board or

                  (b) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy applicable laws.

         3.5 COMMITTEE COMPOSITION. Once a Committee has been appointed pursuant to Section 3.3 or 3.4, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of any Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies (however caused) or remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by applicable laws and, in the case of a Committee appointed under

Section 3.3, to the extent permitted by Rule 16b-3 as it applies to transactions intended to qualify thereunder as exempt transactions.

                                    SECTION 4

                            STOCK SUBJECT TO THE PLAN

         4.1 NUMBER OF SHARES. Thirteen Million Five Hundred Fifty Thousand (13,550,000) shares of Common Stock are authorized for issuance under the 1995 Plan in accordance with the provisions of the 1995 Plan and subject to such restrictions or other provisions as the Committee may from time to time deem necessary. This authorization may be increased from time to time by approval of the Board and the stockholders of the Company. Shares of Common Stock that are issued upon exercise of Incentive Stock Options, Non-Qualified Options, or Stock Appreciation Rights or pursuant to MBO Payments, shares of Common Stock that are issued as Restricted Stock Awards, shares of Common Stock that are issued in connection with Common Stock Equivalents, and shares of Common Stock that are issued pursuant to a plan adopted pursuant to Section 15, shall be applied to reduce the number of shares of Common Stock remaining available for future issuance under the 1995 Plan.

         4.2 UNUSED AND FORFEITED STOCK. Any shares of Common Stock that are subject to an Incentive Stock Option or a Non-Qualified Option that expires or for any reason is terminated unexercised, and with respect to which no related Stock Appreciation Right has been exercised, any shares of Common Stock that are subject to Common Stock Equivalents or to a Restricted Stock Award and that are forfeited (the "Forfeited Restricted Stock"), and any shares of Common Stock that for any other reason are not issued to a Participant (not including shares withheld pursuant to Section 20.2) or are forfeited (if forfeited, the "Other Forfeited Stock"), shall automatically become available for use under the 1995 Plan; provided, however, that (i) no shares of Forfeited Restricted Stock or Other Forfeited Stock may be subject to Incentive Stock Options and (ii) such shares shall not be returned to the 1995 Plan if prohibited by Rule 16b-3.

         4.3 CAPITAL ADJUSTMENTS.

             (a) Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Stock Option, Stock Appreciation Right and Common Stock Equivalent ("Rights"), and the number of shares of Common Stock that have been authorized for issuance under the Plan but as to which no Stock Options, Stock Appreciation Rights or Common Stock Equivalents have yet been granted or that have been returned to the Plan upon cancellation or expiration of a Stock Option, Stock Appreciation Right or Common Stock Equivalents (the "Shares Available for Future Grant"), as well as the price per share of Common Stock covered by each outstanding Stock Option or Stock Appreciation Right, shall be proportionately adjusted for any increase or decrease in the number of issued and outstanding shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued and outstanding shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such proportionate adjustment shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into or exercisable for shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares Available for Future Grant or the number or price of shares of Common Stock subject to outstanding Stock Options or Stock Appreciation Rights.

             (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, to the extent that a Stock Option or Stock Appreciation Right has not been previously exercised, it will terminate immediately prior to the consummation of such proposed action. The Committee may, in the exercise of its sole discretion in such instances, declare that any Stock Option or Stock Appreciation Right shall terminate as of a date fixed by the Committee and give each Participant the right to exercise his or her Stock Option or Stock Appreciation Right in whole or in part, including with respect to shares as to which the Stock Option or Stock Appreciation Right would not otherwise be exercisable. Unless determined otherwise by the Committee, Common Stock Equivalents shall convert into shares of Common Stock immediately prior to the consummation of any such dissolution or liquidation.

             (c) Merger or Asset Sale. In the event of a merger or consolidation of the Company with or into another corporation, or the sale of all or substantially all of the assets of the Company, each outstanding Stock Option, Stock Appreciation Right and Common Stock Equivalent may be assumed or an equivalent Stock Option, Stock Appreciation Right or Common Stock Equivalent may be substituted by the successor corporation or a parent or subsidiary of the successor corporation. The Committee may, in lieu of such assumption or substitution of Stock Options and Stock Appreciation Rights, provide for Optionees to have the right to exercise his or her Stock Option or Stock Appreciation Right in whole or in part, including with respect to shares as to which it would not otherwise be exercisable. If the Committee makes a Common Stock Equivalent convertible into shares of Common Stock or makes a Stock Option or Stock Appreciation Right exercisable in lieu of assumption or substitution in the event of a merger, consolidation or sale of assets, the Committee shall notify the Participants and, in the case of a Stock Option or Stock Appreciation Right, shall notify the Optionee that the Stock Option or Stock Appreciation Right shall be fully exercisable for a period of thirty (30) days from the date of such notice, and the Stock Option or Stock Appreciation Right shall terminate upon the expiration of such period. For the purposes of this paragraph, the Stock Option, Stock Appreciation Right or Common Stock Equivalent shall be considered assumed if, following the merger, consolidation or sale of assets, the Stock Option, Stock Appreciation Right or Common Stock Equivalent confers the right to purchase or receive, for each share of Common Stock subject to the Stock Option, Stock Appreciation Right or Common Stock Equivalent immediately prior to the merger, consolidation or sale of assets, the consideration (whether stock, cash or other securities or property) received in the merger, consolidation or sale of assets by holders of Common Stock for each share held on the effective date of the transaction (and, if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the merger, consolidation or sale of assets was not solely common stock of the successor corporation or its parent, the Committee may, with the consent of the successor corporation, provide for the consideration to be received upon conversion of a Common Stock Equivalent or upon the exercise of the Stock Option or Stock Appreciation Right, for each share of Common Stock subject to the Stock Option, Stock Appreciation Right or Common Stock Equivalent to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger, consolidation or sale of assets.

                                    SECTION 5

                                  PARTICIPATION

         5.1 ELIGIBILITY. Participants in the 1995 Plan shall be those Eligible Employees, Directors and Consultants who, in the judgment of the Committee, are performing, or during the term of their service to the Company are expected to perform, vital services in the management, operation and development of the Company or an Affiliated Corporation, and significantly contribute or are expected to significantly contribute to the achievement of long-term corporate economic objectives. Participants who are Employees may be granted from time to time one or more Incentive Stock Options (with or without Stock Appreciation Rights), and Participants (whether or not they are Employees) may be granted one or more Non-Qualified Options (with or without Stock Appreciation Rights), one or more Restricted Stock Awards, one or more MBO Payments in Common Stock Equivalents or in shares of Common Stock, Common Stock equivalents pursuant to
Section 12, and one or more other Common Stock or Common Stock Equivalent awards pursuant to Section 15; provided, however, that the grant of each such option, right, award or payment shall be separately approved by the Committee, and receipt of one such option, right, award or payment shall not result in automatic receipt of any other option, right, award or payment. Upon determination by the Committee that a Stock Option, Stock Appreciation Right, Restricted Stock Award, MBO Payment or other Common Stock or Common Stock Equivalent award is to be granted to a Participant, written notice shall be given to such person, specifying the terms, conditions, rights and duties related thereto. Each Participant shall, if required by the Committee, enter into an agreement with the Company, in such form as the Committee shall determine and as is consistent with the provisions of the 1995 Plan, specifying such terms, conditions, rights and duties. Stock Options, Stock Appreciation Rights, Restricted Stock Awards, MBO Payments and other Common Stock or Common Stock Equivalent awards shall be deemed to be granted as of the date specified in the grant resolution of the Committee, which date shall be the date of any related agreement with the Participant. In the event of any inconsistency between the provisions of the 1995 Plan and any such agreement entered into hereunder, the provisions of the 1995 Plan shall govern.

         5.2 LIMITATIONS. The following limitations shall apply to grants of Stock Options and Stock Appreciation Rights to Participants:

             (a) No Participant shall be granted, in any fiscal year of the Company, Stock Options and Stock Appreciation Rights to purchase more than 1,000,000 shares.

             (b) The foregoing limitation shall be adjusted proportionately in connection with any change in the Company's capitalization as described in
Section 4.3.

             (c) If a Stock Option or Stock Appreciation Right is canceled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 4.3), the canceled Stock Option or Stock Appreciation Right shall be counted against the limit set forth in Section 5.2(a).

             (d) Incentive Stock Options may not be granted to Outside Directors or to Consultants.

         5.3 RULE 16B-3. Stock Options, Stock Appreciation Rights, Restricted Stock Awards, MBO Payments and other Common Stock or Common Stock Equivalent awards granted to Participants who are subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), must comply with the applicable provisions of Rule 16b-3 and shall contain such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to 1995 Plan transactions.

                                    SECTION 6

                                  STOCK OPTIONS

         6.1 GRANT OF STOCK OPTIONS. Coincident with or following designation for participation in the 1995 Plan, a Participant may be granted one or more Stock Options. The Committee in its sole discretion may designate whether a Stock Option granted to an Employee is to be considered an Incentive Stock Option or a Non-Qualified Option. The Committee may grant both an Incentive Stock Option and a Non-Qualified Option to the same Employee at the same time or at different times. Incentive Stock Options and Non-Qualified Options, whether granted at the same or different times, shall be deemed to have been awarded in separate grants, shall be clearly identified, and in no event will the exercise of one Stock Option affect the right to exercise any other Stock Option or affect the number of shares of Common Stock for which any other Stock Option may be exercised. All Stock Options granted to Participants who are not Employees shall be Non-Qualified Options.

         6.2 MANNER OF STOCK OPTION EXERCISE. A Stock Option may be exercised by a Participant in whole or in part from time to time, subject to the conditions contained herein, (i) by delivery of written notice of exercise to the Company at its principal office in Louisville, Colorado (Attention: Corporate Secretary), in person or through mail, facsimile or electronic mail, or by delivery of notice of exercise in such other method as has been approved by the Committee, and (ii) by paying in full, with the written notice of exercise or at such other time as the Committee may establish, the total exercise price under the Stock Option for the shares being purchased. Such notice shall be in a form satisfactory to the Committee and shall specify the particular Stock Option (or portion thereof) that is being exercised and the number of shares with respect to which the Stock Option is being exercised. The exercise of the Stock Option shall be deemed effective upon receipt of such notice by the Corporate Secretary and payment to the Company. As soon as practicable after the effective exercise of the Stock Option, and upon satisfaction of all applicable withholding requirements pursuant to Section 20, the Participant shall be recorded on the stock transfer books of the Company as the owner of the shares purchased and the Company shall deliver to the Participant one or more duly issued and executed stock certificates evidencing such ownership.

         6.3 PAYMENT OF STOCK OPTION EXERCISE PRICE. At the time of the exercise of a Stock Option, payment of the total Stock Option exercise price for the shares to be purchased shall be made in the manner specified in the option agreement relating to such Stock Option, which may include any or all of the following methods of payment:

                         (i) in cash or by check;

                         (ii) by transfer from the Participant to the Company of
shares of Common Stock (other than shares of Common Stock that the Committee determines by rule may not be used to exercise Stock Options) with a then current aggregate Fair Market Value equal to the total Stock Option exercise price;

                         (iii) delivery to the Company of (A) a properly
executed exercise notice, (B) irrevocable instructions to a broker to sell a sufficient number of the shares being exercised to cover the exercise price and to promptly deliver to the Company the amount of sale proceeds required to pay the exercise price and any required tax withholding relating to the exercise, and (C) such other documentation as the Committee and the broker shall require to effect a same-day exercise and sale;

                         (iv) delivery to the Company of (A) a properly executed
exercise notice, (B) irrevocable instructions to a broker or other third party acceptable to the Company to hold the shares being exercised as collateral for a loan to the Optionee of an amount sufficient to cover the exercise price and to promptly deliver to the Company the amount of loan proceeds required to pay the exercise price and any required tax withholding relating to the exercise and (C) such other documentation as the Committee and the broker or other third party shall require to effect the transaction;

                         (v) a reduction in the amount of any Company liability
to the Optionee, including any liability attributable to the Optionee's participation in any Company-sponsored deferred compensation program or arrangement;

                         (vi) any combination of the foregoing methods of
payment; or

                         (vii) such other consideration and method of payment
for the issuance of Shares to the extent permitted by applicable laws, rules and regulations and by the agreement relating to the Stock Option being exercised.

In the event that the option agreement does not specify the acceptable methods of payment of the exercise price, payment may be made by any of the methods specified in clauses (i) through (iii), inclusive, of this Section 6.3, or any combination of such methods of payment.

         6.4 STOCKHOLDER PRIVILEGES. No Participant shall have any rights as a stockholder with respect to any shares of Common Stock covered by a Stock Option until the Participant becomes the holder of record of such Common Stock, and no adjustments shall be made for dividends or other distributions or other rights as to which there is a record date preceding the date such Participant becomes the holder of record of such Common Stock.

                                    SECTION 7

                             INCENTIVE STOCK OPTIONS

         7.1 INCENTIVE STOCK OPTION EXERCISE PRICE. The per share price to be paid by a Participant at the time an Incentive Stock Option is exercised shall be determined by the Committee at the time an Incentive Stock Option is granted (or deemed to have been granted under applicable tax rules), but in no event shall such exercise price be less than:

             (a) one hundred percent of the Fair Market Value, on the date the Incentive Stock Option is granted (or deemed to have been granted under applicable tax rules), of one share of the stock to which such Stock Option relates; or

             (b) one hundred and ten percent of the Fair Market Value, on the date the Incentive Stock Option is granted (or deemed to have been granted under applicable tax rules), of one share of the stock to which such Stock Option relates if, at the time the Incentive Stock Option is granted, the Participant owns, directly or indirectly (as determined pursuant to Section 424(d) of the Internal Revenue Code), ten percent or more of the total combined voting power of all classes of stock of the Company or of any Affiliated Corporation (such a Participant is referred to as a "10% Holder").

         7.2 NUMBER OF OPTION SHARES. The number of shares of Common Stock subject to an Incentive Stock Option shall be designated by the Committee at the time the Committee decides to grant an Incentive Stock Option.

         7.3 AGGREGATE LIMITATION OF STOCK EXERCISABLE UNDER OPTIONS. To the extent the aggregate Fair Market Value, determined as of the time an Incentive Stock Option is granted, of the shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an Option Holder in any calendar year under the 1995 Plan or otherwise, granted by the Company and Affiliated Corporations, exceeds $100,000, such excess shall be treated as a Non-Qualified Option.

         7.4 DURATION OF INCENTIVE STOCK OPTIONS. The period during which an Incentive Stock Option may be exercised shall be fixed by the Committee, but in no event shall such period be more than ten years from the date the Stock Option is granted, or, in the case of Participants who are 10% Holders as described in
Section 7.1(b), five years from the date the Stock Option is granted. No Incentive Stock Option with respect to which Stock Appreciation Rights have been granted may be exercised during the six-month period following the date on which such Stock Option was granted. Upon the expiration of such exercise period, the Incentive Stock Option, to the extent not then exercised, shall terminate. Except as otherwise provided in Section 11, all Incentive Stock Options granted to a Participant hereunder shall terminate and may no longer be exercised if the Participant ceases to be an Employee.

         7.5 RESTRICTIONS ON EXERCISE OF INCENTIVE STOCK OPTIONS. Incentive Stock Options may be granted subject to such restrictions as to the timing of exercise of all or various portions thereof as the Committee may determine at the time it grants Incentive Stock Options to Participants.

         7.6 DISPOSITION OF STOCK ACQUIRED PURSUANT TO THE EXERCISE OF INCENTIVE STOCK OPTIONS -- WITHHOLDING. In the event that a Participant makes a disposition (as defined in Section 424(c) of the Internal Revenue Code) of any Common Stock acquired pursuant to the exercise of an Incentive Stock Option prior to the expiration of two years from the date on which the Incentive Stock Option was granted or prior to the expiration of one year from the date on which the Stock Option was exercised, the Participant shall send written notice to the Company at its principal office in Louisville, Colorado (Attention: Corporate Secretary) of the date of such disposition, the number of shares disposed of, the amount of proceeds received from such disposition and any other information relating to such disposition as the Company may reasonably request. The Participant shall, in the event of such a disposition, make appropriate arrangements with the Company to provide for the amount of additional withholding required by federal, state and local income and other tax laws.

                                    SECTION 8

                              NON-QUALIFIED OPTIONS

         8.1 OPTION EXERCISE PRICE. The per share price to be paid by the Participant at the time a Non-Qualified Option is exercised shall be determined by the Committee at the time the Stock Option is granted or amended, but in no event shall such exercise price per share be less than one hundred percent of the Fair Market Value of one share of Common Stock on the date the Stock Option is granted or amended.

         8.2 NUMBER OF OPTION SHARES. The number of shares of Common Stock subject to a Non-Qualified Option shall be designated by the Committee at the time the Committee decides to grant a Non-Qualified Option.

         8.3 DURATION OF NON-QUALIFIED OPTIONS; RESTRICTIONS ON EXERCISE. The period during which a Non-Qualified Option may be exercised, and the installment restrictions on option exercise during such period, if any, shall be fixed by the Committee, but in no event shall such period be more than ten years from the date the Stock Option is granted, and no Non-Qualified Option with respect to which Stock Appreciation Rights have been granted may be exercised during the six-month period immediately following the date on which such Stock Option was granted. Upon the expiration of such exercise period, the Non-Qualified Option, to the extent not then exercised, shall terminate. Except as otherwise provided in Section 11, all Non-Qualified Options granted to a Participant hereunder shall terminate and may no longer be exercised if the Participant ceases to be an Employee, Director or Consultant.

                                    SECTION 9

                            STOCK APPRECIATION RIGHTS

         9.1 GRANT OF RIGHTS. A Stock Appreciation Right may be granted to a Participant in conjunction with any Incentive Stock Option or Non-Qualified Option granted to such Participant, as determined by the Committee, (i) at the time of the grant of such Stock Option in the case of an Incentive Stock Option or (ii) at the time of grant, or at any subsequent time during the term of the Stock Option, in the case of a Non-Qualified Option. Once granted, the term of a Stock Appreciation Right shall be equal to the term of its related Stock Option. Upon exercise of a Stock Appreciation Right by a Participant for a share of Common Stock, the related Stock Option shall be terminated with respect to such share. Incentive Stock Options and Non-Qualified Options shall not be exercisable with respect to shares of Common Stock for which Stock Appreciation Rights have been exercised. Upon such Stock Appreciation Right exercise, the Participant shall be entitled to receive the economic value of such Stock Appreciation Right determined in the manner prescribed in Section 9.2.

         9.2 EXERCISE OF STOCK APPRECIATION RIGHTS. Stock Appreciation Rights shall be subject to such terms and conditions consistent with other provisions of the 1995 Plan as may be determined from time to time by the Committee and shall include the following:

             (a) A Stock Appreciation Right shall be exercisable, in whole or in part, at such time or times and only to the extent that the Stock Option to which it relates shall be exercisable; provided, however, that, except as otherwise provided in Section 11, no Stock Appreciation Right shall be exercisable during the six-month period following the date of its grant. A Stock Appreciation Right shall be exercised by the giving of notice in the same manner as the Stock Option to which it relates may be exercised.

             (b) Upon the exercise of a Stock Appreciation Right, a Participant shall be entitled to receive the economic value thereof, which shall be equal to
(i) the excess of the then Fair Market Value of one share of Common Stock over the exercise price per share specified in the related Stock Option, multiplied by (ii) the number of shares in respect of which the Stock Appreciation Right is being exercised.

             (c) The Committee shall, in the agreement relating to the Stock Appreciation Right, either (i) specify the form in which payment of the economic value of exercised Stock Appreciation Rights will be made to the Participant upon exercise thereof (i.e., cash, Common Stock, or a specified combination thereof) or (ii) grant the Participant the right to elect to receive cash in full or partial payment of such economic value, at the Participant's discretion. If the agreement relating to the Stock Appreciation Right does not so specify, then the Participant shall have the right to elect cash or Common Stock, Common Stock Equivalents or any combination thereof. If the Participant is not an "officer" or "director" of the Company, as those terms are defined in the rules under Section 16 of the Exchange Act, at the time of grant or exercise of the Stock Appreciation Right, then the Committee may retain the right to either consent to or disapprove of Participant's elected method of payment.

         9.3 STOCKHOLDER PRIVILEGES. No Participant shall have any rights as a stockholder with respect to any shares of Common Stock covered by a Stock Appreciation Right until the Participant becomes the holder of record of such Common Stock, and no adjustments shall be made for dividends or other distributions or other rights as to which there is a record date preceding the date such Participant becomes the holder of record of such Common Stock.

                                   SECTION 10

                             RESTRICTED STOCK AWARDS

         10.1 AWARDS GRANTED BY COMMITTEE. Coincident with or following designation for participation in the 1995 Plan, a Participant may be granted one or more Restricted Stock Awards consisting of shares of Common Stock. The number of shares granted as a Restricted Stock Award shall be determined by the Committee. The Committee may, in its discretion, require the payment by the Participant of cash in an amount equal to the par value of the Common Stock subject to the Restricted Stock Award as a condition precedent to the issuance of Common Stock to the Participant.

         10.2 RESTRICTIONS. A Participant's right to retain a Restricted Stock Award granted to him or her under Section 10.1 shall be subject to such restrictions, including but not limited to the Participant's continuous status as an Employee, Director or Consultant for a restriction period specified by the Committee, or the attainment of specified performance goals and objectives, as may be established by the Committee with respect to such award. The Committee may in its sole discretion require different periods of employment, director service or consulting service or different performance goals and objectives with respect to different Participants, to different Restricted Stock Awards or to separate, designated portions of the Common Stock shares constituting a Restricted Stock Award. Subject to the provisions of Sections 11 and 14, if a Participant's continuous status as an Employee, Director or Consultant terminates prior to the end of such restriction period or the attainment of such goals and objectives as may be specified by the Committee, the Restricted Stock Award shall be forfeited and all shares of Common Stock related thereto shall be immediately returned to the Company.

         10.3 PRIVILEGES OF A STOCKHOLDER; TRANSFERABILITY. A Participant shall have all voting, dividend, liquidation and other rights with respect to Common Stock in accordance with its terms received by him or her as a Restricted Stock Award under this Section 10 upon becoming the holder of record of such Common Stock; provided, however, that the Participant's right to sell, encumber, or otherwise transfer such Common Stock (and any other securities issued in respect of such shares of Common Stock as a stock dividend, stock split or the like) shall be subject to the limitations of Section 16.2 hereof.

         10.4 ENFORCEMENT OF RESTRICTIONS. The Committee may in its sole discretion require one or more of the following methods of enforcing the restrictions referred to in Section 10.2 and 10.3:

             (a) Placing a legend on the stock certificates referring to the restrictions;

             (b) Requiring the Participant to keep the stock certificates, duly endorsed, in the custody of the Company while the restrictions remain in effect; or

             (c) Requiring that the stock certificates, duly endorsed, be held in the custody of a third party while the restrictions remain in effect.

                                   SECTION 11

               EFFECT OF TERMINATION OF SERVICE ON STOCK OPTIONS,
              STOCK APPRECIATION RIGHTS AND RESTRICTED STOCK AWARDS

         11.1 EFFECT OF TERMINATION OF SERVICE ON STOCK OPTIONS AND STOCK APPRECIATION RIGHTS. No Stock Option or Stock Appreciation Right may be exercised unless, at the time of such exercise, the Participant is an Employee, Director or Consultant, except as follows:

             (a) The Stock Option or Stock Appreciation Right may be exercised within such period of time after termination of service as is specified in the Stock Option or Stock Appreciation Right agreement or instrument, but (i) in no event may such post-termination period extend beyond the original expiration date of the Stock Option or Stock Appreciation Right and (ii) only to the extent that the Participant was entitled to exercise it at the date of termination of service. In the absence of a specified time in the Stock Option or Stock Appreciation Right agreement or instrument, the Stock Option or Stock Appreciation Right shall remain exercisable for the applicable period and to the extent specified in Section 11.5 below following the Participant's termination of service as an Employee, Director or Consultant. In the case of an Incentive Stock Option, such period of time shall not exceed 90 days from the date of termination of status as an Employee; provided, however, that the agreement may specify a longer period, in which case Stock Option shall convert to a Non-Qualified Option on the 91st day following termination of employment.

             (b) If the Participant dies while serving as an Employee, Director or Consultant, or within three months after the Participant ceases such service, the Stock Option or Stock Appreciation Right may be exercised by the person to whom it is transferred by will or the laws of descent and distribution within such period of time after death as is specified in the Stock Option or Stock Appreciation Right agreement or instrument, but in no event may such post-death period extend beyond the original expiration date of the Stock Option or Stock Appreciation Right. In the absence of a specified time in the Stock Option or Stock Appreciation Right agreement or instrument, the Stock Option or Stock Appreciation Right shall remain exercisable for the applicable period and to the extent specified in Section 11.5 below.

             (c) If the Participant becomes disabled (within the meaning of Section 22(e)(3) of the Internal Revenue Code) while serving as an Employee, Director or Consultant, the Stock Option or Stock Appreciation Right may be exercised within such period of time after termination of service as is specified in the Stock Option or Stock Appreciation Right agreement or instrument, but in no event may such post-termination period extend beyond the original expiration date of the Stock Option or Stock Appreciation Right. In the absence of a specified time in the Stock Option or Stock Appreciation Right agreement or instrument, the Stock Option or Stock Appreciation Right shall remain exercisable for the applicable period and to the extent specified in
Section 11.5 below.

         11.2 EFFECT OF TERMINATION OF SERVICE ON RESTRICTED STOCK AWARDS. In the event of the death or disability (as defined in Section 11.1(c)) of a Participant, all period of service and other restrictions applicable to Restricted Stock Awards then held by such Participant shall lapse, and such awards shall become fully vested and nonforfeitable. In the event of a Participant's termination of service for any other reason, any Restricted Stock Awards as to which the employment period or other restrictions have not been satisfied shall be forfeited.

         11.3 MEANING OF EMPLOYMENT. For all purposes of the 1995 Plan and any Stock Option or Stock Appreciation Right granted hereunder, "employment" shall be defined in accordance with the provisions of Section 3401(c) of the Internal Revenue Code and the regulations thereunder.

         11.4 MEANING OF CONTINUOUS STATUS. Unless otherwise specified in the Stock Option or Stock Appreciation Right agreement or instrument, so long as a Participant is either an Employee or a Director or a Consultant, he or she shall be considered to be in continuous status as an Employee, Director or Consultant, even if the person is serving in one capacity when the award is granted and subsequently changes to service in a different capacity, such as terminating employment but continuing to serve as a Consultant.

         11.5 DEFAULT PROVISIONS FOR TERMINATION OF SERVICE. In the event that the Stock Option or Stock Appreciation Right agreement or instrument do not specify the post-termination period of exercisability, the following provisions shall apply:

             (a) Subject to 11.5(f), if such termination is due to the death of the Participant, or the Participant dies within three months after such termination, or if such termination occurs after the Participant becomes disabled (within the meaning of Section 22(e)(3) of the Internal Revenue Code), the Stock Option or Stock Appreciation Right may be exercised by the Participant (or, in the case of death, by the person to whom it is transferred by will of the laws of descent and distribution): (i) for all Incentive Stock Option grants, or for Non-Qualified Stock Option grants or Stock Appreciation Right grants made before May 22, 1997, or for Non-Qualified Stock Option grants or Stock Appreciation Right grants made on or after May 22, 1997, if, at the time of the Participant's termination, such Participant was not a Long-Term Employee, then within a period of one year after the date of death (but in no event longer than the term of the Stock Option or Stock Appreciation Right); and (ii) for grants made on or after May 22, 1997, if the Participant was a Long-Term Employee at the time of the Participant's termination, the Non-Qualified Stock Option or Stock Appreciation Right may be exercised, to the extent it is vested as of the date of the Participant's termination, for the entire remaining term of such Stock Option or Stock Appreciation Right.

             (b) Subject to 11.5(f), if such termination occurs after the Participant becomes disabled (within the meaning of Section 22(e)(3) of the Internal Revenue Code), the Stock Option or Stock Appreciation Right may be exercised: (i) for all Incentive Stock Option grants, or for Non-Qualified Stock Option or Stock Appreciation Right grants made before May 22, 1997, or for Non-Qualified Stock Option grants or Stock Appreciation Right grants made on or after May 22, 1997, if, at the time of the Participant's termination, such Participant was not a Long-Term Employee, then within a period of one year after the date of such termination (but in no event longer than the term of the Stock Option or Stock Appreciation Right); and (ii) for grants made on or after May 22, 1997, if the Participant is a Long-Term Employee, a Non-Qualified Stock Option or Stock Appreciation Right may be exercised to the extent it is vested as of the date of the Participant's termination for the entire remaining term of such Stock Option or Stock Appreciation Right.

             (c) Subject to 11.5(f), if such termination is due to a Reduction in Force, then, for grants on or after May 22, 1997, the Stock Option or Stock Appreciation Right shall be exercisable, to the extent vested at the time of such termination, for a period of six months from the date of such termination.

             (d) Subject to 11.5(f), if the Participant Retires, then, for grants on or after May 22, 1997, the Stock Option or Stock Appreciation Right shall be exercisable, to the extent vested at the time the Participant Retires, for the entire remaining term of such Stock Option or Stock Appreciation Right.

             (e) Subject to 11.5(f), if the Participant's employment is terminated for any reason other than those reasons covered by subsections (a) through (d) of this Section 11.5, then the Stock Option or Stock Appreciation Right shall be exercisable, to the extent vested at the time of such termination, for a period of ninety (90) days after the date of such termination.

             (f) Notwithstanding the provisions of Section 11.5(a) through (e) above:

                 (i) With respect to all grants of Stock Options or Stock Appreciation Rights occurring on or after May 22, 1997, no such grants shall be exercisable after the date of termination of employment if either the termination was for Cause, or if the former Employee, Consultant or Director is then, in the sole judgment of the Company, in material breach of any contractual, statutory, fiduciary or other legal obligation to the Company.

                 (ii) In addition to the provisions of paragraph (i) above, unless otherwise provided in the Option or Stock Appreciation Right agreement, with respect to all grants of Stock Options or Stock Appreciation Rights occurring on or after March 4, 1998 (or earlier date if agreed to by the Company and the participant): (x) if at any time within six months after termination of the optionee's employment or service, the former Employee, Consultant or Director is, in the sole judgment of the Company, engaging or has engaged in any activity in competition with any activity of the Company, or harmful or contrary to the interests of the Company, including, but not limited to: accepting employment with or serving as a consultant or advisor to any employer that is in competition with the Company or acting against the interests of the Company, including employing or recruiting any Employee of the Company; or disclosing or misusing any confidential, proprietary or material information concerning the Company (such information includes, without limitation, information regarding the Company's operations, its products, product designs, business plans, strategic plans, marketing and distribution plans and arrangements, customers, and financial statements, budgets and forecasts); or participating in any hostile takeover attempt of the Company, then (I) any Options or Stock Appreciation Rights still held by the optionee shall immediately cease to be exercisable and shall be canceled, and (II) any shares issued upon exercise of Options or Stock Appreciation Rights after the date of termination of employment or service shall be sold back to the Company at the exercise price paid for such shares, and any cash received upon exercise of a Stock Appreciation Right after termination of employment or service shall be returned to the Company; (y) if the Employee, Consultant or Director leaves the employment of the Company within six months of exercising Stock Options or Stock Appreciation Rights for any reason except death, disability or retirement, then any gain represented by the fair market value on the date of exercise over the exercise price multiplied by the number of shares such individual purchased ("option gain"), without regard to any subsequent market price decrease or increase, shall be paid by such individual to the Company; and (z) shares issued upon exercise of Options or Stock Appreciation Rights after termination of employment or service shall be non-transferable until six months after such termination and shall be held in escrow by the Company until such time. The Compensation Committee, in its sole discretion, may, with respect to a particular Option or Stock Appreciation Right, omit the provisions of this paragraph (ii) or release the optionee from the operation of such provisions if the Compensation Committee determines that such action is in the best interests of the Company.

                                   SECTION 12

                      DIRECTOR STOCK AND STOCK EQUIVALENTS

         12.1 DIRECTOR STOCK AND STOCK EQUIVALENTS. Effective with the beginning of the Company's fiscal year beginning December 28, 1996, each Outside Director may receive all or a portion of his or her annual retainer and any meeting fees (which shall include any additional annual retainer or fees paid to a committee chair) in shares of Common Stock or, if elected by the Director, in Common Stock Equivalents. An election pursuant to this Section 12 must be made in writing on or before the first day of the beginning of the Outside Director's annual retainer period and shall entitle the Outside Director to a number of shares of Common Stock or Common Stock Equivalents determined by dividing (i) the dollar amount of the portion of the retainer for the fiscal period that is to be paid in shares of Common Stock or Common Stock Equivalents by (ii) the Fair Market Value of one share of Common Stock as of the last day of each such fiscal period, rounded up to the next full number of shares. In the event any person becomes an Outside Director other than at the beginning of an annual retainer period, such person may elect, within thirty (30) days of the date on which such person becomes an Outside Director, to receive his or her retainer and any meeting fees in shares of Common Stock or Common Stock Equivalents as described above for the balance of such annual retainer period in accordance with the formula set forth in the preceding sentence.

         For purposes of this Section 12, an annual retainer period shall begin on the date of an Annual Meeting of the Stockholders of the Company and shall end on the day immediately preceding the next following Annual Meeting.

         12.2 STOCK EQUIVALENTS. The number of Common Stock Equivalents determined under Section 12.1 for each Outside Director shall be credited to a bookkeeping account established in the name of that Director subject to the following terms and conditions:

             (i) If the Company pays a cash dividend with respect to the Common Stock at any time while Common Stock Equivalents are credited to an Outside Director's account, there shall be credited to the Outside Director's account additional Common Stock Equivalents equal to (a) the dollar amount of the cash dividend the Director would have received had he or she been the actual owner of the Common Stock to which the Common Stock Equivalents then credited to the Director's account relate, divided by (b) the Fair Market Value of one share of the Company's Common Stock on the dividend payment date. The Company will pay the Director a cash payment in lieu of fractional stock equivalents on the date of such dividend payment.

             (ii) Upon the death or other termination of the Outside Director's service on the Board, or, if authorized by the Committee, such other time or times as specified by the Outside Director at the time of his or her annual election(s), the Company shall deliver to the Outside Director (or his or her designated beneficiary or estate) a number of shares of Common Stock equal to the whole number of Common Stock Equivalents then credited to the Director's account, together with a cash payment equal to the Fair Market Value of any fractional Common Stock Equivalent.

             (iii) The Company's obligation with respect to Common Stock Equivalents shall not be funded or secured in any manner, nor shall an Outside Director's right to receive Common Stock equivalents be assigned or transferable, voluntarily or involuntarily, except as expressly provided herein.

             (iv) An Outside Director shall not be entitled to any voting or other stockholder rights as a result of the credit of Common Stock Equivalents to the Director's account until certificates representing shares of Common Stock are delivered to the Director (or his or her designated beneficiary or estate) hereunder.

         12.3 ELECTIONS. The Committee shall determine the form of Outside Director's elections pursuant to this Section 12, which form shall evidence the particular provisions, terms, conditions, rights and duties of the Company and the Outside Directors with respect to Common Stock and Common Stock Equivalents paid with respect to the Director's annual retainer and any meeting fees.

                                   SECTION 13

                                  MBO PAYMENTS

         13.1 PARTICIPANT ELECTION AS TO MBO PAYMENT. At such time as the Committee determines that a Participant has or may become eligible for an MBO Payment pursuant to the MBO Plan, the Committee may notify the Participant as to whether or not the Participant will be required by the Committee to, or will be given the right to elect to, accept all or a part of such MBO Payment in the form of shares of Common Stock or Common Stock Equivalents. If the Committee grants the Participant the right to elect whether to accept the MBO Payment in Common Stock or Common Stock Equivalents, then the Participant shall have ten
(10) business days after the receipt of such notice from the Committee to make such election. The Participant shall notify the Committee with respect to his or her election on such form as may be provided for this purpose by the Committee, setting forth thereon the dollar value of the portion of the MBO Payment which he or she desires to receive in shares of Common Stock or Common Stock Equivalents. If a Participant fails to make an election pursuant to this Section with respect to the mode of payment of an MBO Payment, the entire MBO Payment shall be made in cash.

         13.2 DETERMINATION OF NUMBER OF SHARES. The number of shares of Common Stock or Common Stock Equivalents that shall be issued or credited as an MBO Payment shall be determined by dividing the dollar value of the portion of the MBO Payment that is to be paid in shares of Common Stock or Common Stock Equivalents (whether as elected above or as adjusted by the Committee pursuant to Section 13.3) by the Fair Market Value of the Common Stock on the date the shares are issued or credited with respect to such Payment. No fractional shares of Common Stock or Common Stock Equivalent shall be issued or credited as a part of an MBO Payment and the value of any such fractional share that would otherwise be issued pursuant to the Participant's election shall be paid in cash.

         13.3 DECISION OF COMMITTEE. The Committee shall have the sole discretion to either accept the Participant's election with respect to the payment of an MBO Payment, in whole or in part, in shares of Common Stock or Common Stock Equivalents or to determine that a lesser portion, or none, of the MBO Payment will be made in shares of Common Stock or Common Stock Equivalents, and the Committee's determination in this regard shall be final and binding on the Participant.

                                   SECTION 14

                         TENDER OFFERS AND ACQUISITIONS

         If any person or entity (other than the Company or any person or entity that is controlled by the Company) shall make a tender offer or exchange offer for all or any part of the Common Stock or other capital shares of the Company and shall purchase any part of the Common Stock or other capital shares tendered to it, and the Board opposes or does not affirmatively recommend acceptance of such tender offer or exchange offer, then:

             (a) all Stock Options with respect to which no Stock Appreciation Rights have been granted, and all Stock Options with respect to which Stock Appreciation Rights have been issued (and all such related Stock Appreciation Rights) that have been outstanding for at least six months, shall become immediately exercisable in full during the remaining term thereof, whether or not the Participants to whom such options and rights have been granted remain Employees, Directors or Consultants of the Company; provided, however, that Stock Appreciation Rights shall remain subject to the requirements of Section 9.2(a) with respect to the exercise thereof only within prescribed periods after public release of Company financial information;

             (b) all restrictions with respect to outstanding Restricted Stock Awards shall immediately lapse; and

             (c) all Common Stock Equivalents shall convert into shares of Common Stock as of the date determined by the Committee.

                                   SECTION 15

                           OTHER COMMON STOCK PROGRAMS

         From time to time during the duration of the 1995 Plan, the Board may, in its sole discretion, adopt one or more incentive compensation arrangements for Eligible Employees, Directors or Consultants pursuant to which such Eligible Employees, Directors or Consultants may acquire shares of Common Stock or Common Stock Equivalents, whether by purchase, outright grant or otherwise. Any such arrangements shall be subject to the general provisions of the 1995 Plan and all shares of Common Stock or Common Stock Equivalents issued or credited pursuant to such arrangements shall be issued under the 1995 Plan if so designated by the Committee.

                                   SECTION 16

                             RIGHTS OF PARTICIPANTS

         16.1 EMPLOYMENT, DIRECTORSHIP OR CONSULTING RELATIONSHIP. Nothing contained in the 1995 Plan or in any Stock Option, Stock Appreciation Right, Restricted Stock Award or other Common Stock or Common Stock Equivalent award granted under the 1995 Plan shall confer upon any Participant any right with respect to the continuation of his or her employment, service as a director or consulting relationship with the Company or any Affiliated Corporation, or interfere in any way with the right of the Company or any Affiliated Corporation, subject to the terms of any separate agreement to the contrary, at any time to terminate such service or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of a Stock Option, Stock Appreciation Right, Restricted Stock Award or other Common Stock or Common Stock Equivalent award. Whether an authorized leave of absence, or absence in military or government service, shall constitute termination of service shall be determined by the Committee at the time.

         16.2 NONTRANSFERABILITY. Except as otherwise approved by the Committee and set forth in the agreement between the Company and the Participant, no right or interest of any Participant in a Stock Option, a Stock Appreciation Right, a Restricted Stock Award prior to the completion of the restriction period applicable thereto, or other Common Stock or Common Stock Equivalent award granted pursuant to the 1995 Plan shall be assignable or transferable during the lifetime of the Participant, either voluntarily or involuntarily, or subjected to any lien, directly or indirectly, by operation of law, or otherwise, including execution, levy, garnishment, attachment, pledge or bankruptcy. If permitted by applicable law (including Rule 16b-3, as amended from time to time), the Committee may (but need not) permit the transfer of Stock Options, Stock Appreciation Rights, Restricted Stock Awards and/or other Common Stock or Common Stock Equivalent awards either generally, to a limited class of persons or on a case-by-case basis. In the event of a Participant's death, a Participant's rights and interest in Stock Options, Stock Appreciation Rights, Restricted Stock Awards and other Common Stock or Common Stock Equivalent awards shall be transferable by testamentary will or the laws of descent and distribution, and payment of any amounts due under the 1995 Plan shall be made to, and exercise of any Stock Options or Stock Appreciation Rights may be made by, the Participant's legal representatives, heirs or legatees. If in the opinion of the Committee a person entitled to payments or to exercise rights with respect to the 1995 Plan is disabled from caring for his or her affairs because of mental condition, physical condition, or age, payment due such person may be made to, and such rights shall be exercised by, such person's guardian, conservator or other legal personal representative upon furnishing the Committee with evidence satisfactory to the Committee of such status.

                                   SECTION 17

                              GENERAL RESTRICTIONS

         17.1 INVESTMENT REPRESENTATIONS. The Company may require any person to whom a Stock Option, Stock Appreciation Right, Restricted Stock Award, MBO Payment or other Common Stock or Common Stock Equivalent award is granted, as a condition of exercising such Stock Option or Stock Appreciation Right, or receiving such Restricted Stock Award, MBO Payment or other Common Stock award or Common Stock Equivalent award, to give written assurances in substance and form satisfactory to the Company and its counsel to the effect that such person is acquiring the Common Stock subject to the Stock Option, Stock Appreciation Right, Restricted Stock Award, MBO Payment or Common Stock or Common Stock Equivalent award for his or her own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company deems necessary or appropriate in order to comply with federal and applicable state securities laws.

         17.2 COMPLIANCE WITH SECURITIES LAWS. Each Stock Option, Stock Appreciation Right and Common Stock Equivalent shall be subject to the requirement that, if at any time counsel to the Company shall determine that the listing, registration or qualification of the shares subject to such Stock Option, Stock Appreciation Right or Common Stock Equivalent upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, is necessary as a condition of, or in connection with, the issuance or purchase of shares thereunder, such Stock Option, Stock Appreciation Right or Common Stock Equivalent may not be accepted or exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Committee. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification.

         17.3 CHANGES IN ACCOUNTING RULES. Notwithstanding any other provision of the 1995 Plan to the contrary, if, during the term of the 1995 Plan, any changes in the financial or tax accounting rules applicable to Stock Options, Stock Appreciation Rights, Restricted Stock Awards, MBO Payments or other Common Stock or Common Stock Equivalent awards shall occur that, in the sole judgment of the Committee, may have a material adverse effect on the reported earnings, assets or liabilities of the Company, the Committee shall have the right and power to modify as necessary, or cancel, any then outstanding and unexercised Stock Options or Stock Appreciation Rights, any then outstanding Restricted Stock Awards as to which the applicable restriction has not been satisfied and any other Common Stock awards or Common Stock Equivalent.

                                   SECTION 18

                                 OTHER BENEFITS

         The amount of any compensation deemed to be received by an Employee, Director or Consultant as a result of the exercise of a Stock Option, a Stock Appreciation Right or the sale of shares received upon such exercise or the vesting of any Restricted Stock Awards or the receipt of any other Common Stock or Common Stock Equivalent award will not constitute "earnings" with respect to which any other benefits provided by the Company or an Affiliated Corporation to such person are determined, including without limitation benefits under any pension, profit sharing, life insurance or salary continuation plan.

                                   SECTION 19

                  PLAN AMENDMENT, MODIFICATION AND TERMINATION

         19.1 AMENDMENT OR TERMINATION. The Board, upon recommendation of the Committee or at its own initiative, at any time may terminate and at any time and from time to time and in any respect, may amend or modify the 1995 Plan. The Company shall obtain stockholder approval of any amendment to the extent necessary and desirable to comply with Applicable Laws. "Applicable Laws" means the requirements relating to the administration of stock option plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Stock Options, Stock Appreciation Rights, Restricted Stock Awards or other Common Stock or Common Stock Equivalent awards are, or will be, granted under the 1995 Plan.

         19.2 EFFECT OF AMENDMENT. Any Stock Option, Stock Appreciation Right, Restricted Stock Award or other Common Stock or Common Stock Equivalent award granted to a Participant prior to the date the 1995 Plan is amended, modified or terminated will remain in effect according to its terms unless otherwise agreed upon by the Participant; provided, however, that this sentence shall not impair the right of the Committee to take whatever action it deems appropriate under
Section 4.3, Section 14 or Section 17.3. The termination or any modification or amendment of the 1995 Plan shall not, without the consent of a Participant, affect his or her rights under a Stock Option, Stock Appreciation Right, Restricted Stock Award or other Common Stock or Common Stock Equivalent award previously granted to him or her. With the consent of the Participant affected, the Committee may amend outstanding option agreements in a manner not inconsistent with the 1995 Plan.

         19.3 PRESERVATION OF INCENTIVE STOCK OPTIONS. The Board shall have the right to amend or modify the terms and provisions of the 1995 Plan and of any outstanding Incentive Stock Options granted under the 1995 Plan to the extent necessary to qualify any or all such Stock Options for such favorable treatment as may be afforded Incentive Stock Options under Section 422 of the Internal Revenue Code.

                                   SECTION 20

                                   WITHHOLDING

         20.1 WITHHOLDING REQUIREMENT. The Company's obligations to deliver shares of Common Stock upon the exercise of any Stock Option or Stock Appreciation Right granted under the 1995 Plan or upon any MBO Payment under the 1995 Plan or pursuant to any other Common Stock or Common Stock Equivalent award, shall be subject to the Participant's satisfaction of all applicable federal, state and local income and other tax withholding requirements.

         20.2 WITHHOLDING WITH COMMON STOCK. The Committee may, in its sole discretion, allow Participants to pay all or any portion of any tax withholding obligation that results from Stock Options, Stock Appreciation Rights, MBO Payments, or any other Common Stock or Common Stock Equivalent award, by electing to transfer to the Company, or to have the Company withhold from shares otherwise issuable to the Participant, shares of Common Stock having a value equal to the amount required to be withheld or such lesser amount as may be elected by the Participant. Any such withholding election shall be subject to such terms and conditions as the Committee may, from time to time, establish; provided, that, in the case of a Participant who is an officer or director of the Company within the meaning of Section 16 of the Exchange Act, then the approval by the Committee of the grant of the award shall be deemed to include approval by the Committee of the election by such Participant to utilize this withholding provision, unless otherwise specified in the agreement relating to the award.

                                   SECTION 21

                               REQUIREMENTS OF LAW

         21.1 REQUIREMENTS OF LAW. The issuance of stock and the payment of cash pursuant to the 1995 Plan shall be subject to all applicable laws, rules and regulations.

         21.2 GOVERNING LAW. The 1995 Plan and all agreements hereunder shall be construed in accordance with and governed by the laws of the State of Colorado.


                                   SECTION 22

                         EFFECTIVE DATE OF THE 1995 PLAN

         22.1 EFFECTIVE DATE. The 1995 Plan is effective as of March 8, 1995, the date it was adopted by the Board of Directors of the Company, subject to the approval of the stockholders of the Company prior to the one-year anniversary of such date. Stock Options, Stock Appreciation Rights, Restricted Stock Awards and other Common Stock awards may be granted prior to stockholder approval if made subject to stockholder approval.

         22.2 DURATION OF THE 1995 PLAN. The 1995 Plan shall terminate at midnight on March 7, 2005, which is the day before the tenth anniversary of the Effective Date, and may be terminated prior thereto by Board action; and no Stock Option, Stock Appreciation Right, Restricted Stock Award or other Common Stock or Common Stock Equivalent award shall be granted after such termination. Stock Options, Stock Appreciation Rights, Restricted Stock Awards and other Common Stock and Common Stock Equivalent awards outstanding at the time of the 1995 Plan termination may continue to be exercised, or become free of restrictions, in accordance with their terms.

                 PROXY SOLICITED ON BEHALF OF BOARD OF DIRECTORS
                         STORAGE TECHNOLOGY CORPORATION
                       2000 ANNUAL MEETING OF STOCKHOLDERS

The undersigned hereby appoints David E. Weiss, Jeffrey M. Dumas and Robert S. Kocol, and each of them, as the lawful agents and proxies of the undersigned (with full power of substitution), to represent the undersigned and to vote, as specified herein, all shares of the Common Stock of Storage Technology Corporation (the "Company") standing in the undersigned's name as of the record date at the Annual Meeting of Stockholders of Storage Technology Corporation to be held on May 18, 2000, and any adjournment or postponement thereof, and, in their discretion, upon such other matters that may properly come before the meeting.

TO VOTE BY INTERNET OR BY TELEPHONE, PLEASE SEE THE REVERSE SIDE OF THIS CARD. TO VOTE BY MAIL, PLEASE COMPLETE, SIGN AND DATE THIS CARD ON THE REVERSE SIDE AND MAIL IT IN THE ENCLOSED ENVELOPE. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH INSTRUCTIONS GIVEN, OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR ALL OF THE MANAGEMENT'S NOMINEES FOR DIRECTOR, FOR MANAGEMENT'S PROPOSALS 2, 3, AND 4, AND AGAINST THE STOCKHOLDERS' PROPOSAL.

                         (To Be Signed on Reverse Side)

 THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" ALL NOMINEES LISTED
    IN PROPOSAL 1 AND "FOR" PROPOSALS 2, 3, AND 4, AND "AGAINST" PROPOSAL 5.




1.  Election of Directors    FOR ALL NOMINEES                WITHHOLD from all Nominees    Nominees:
                             (except as indicated below)                                   James R. Adams
                                     [ ]                               [ ]                 William L. Armstrong
                                                                                           William R. Hoover
                                                                                           William T. Kerr
WITHHOLD AUTHORITY to vote for the nominees listed below:                                  Robert E. La Blanc
                                                                                           Robert E. Lee
                                                                                           Ricard C. Steadman
---------------------------------------------------------------------------------------    David E. Weiss

2. Approval of an amendment to the 1995 Equity Participation Plan to reserve an additional 10,000,000 shares of Common Stock for issuance thereunder.

               FOR [ ]        AGAINST [ ]         ABSTAIN [ ]

3. Approval of an amendment to the 1995 Equity Participation Plan to increase the limit on Stock Options and Stock Appreciation Rights that may be granted to a single individual in any one fiscal year to 2,000,000 shares (the "Individual Limit") and to permit a newly hired employee of the Company to be granted, within the fiscal year hired, Stock Options and Stock Appreciation Rights to purchase up to twice the Individual Limit.

               FOR [ ]        AGAINST [ ]         ABSTAIN [ ]

4. Ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants.

               FOR [ ]        AGAINST [ ]         ABSTAIN [ ]

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "AGAINST" STOCKHOLDER PROPOSAL 5.

5. Approval of a stockholders' proposal that requests/recommends that the Board of Directors take the necessary steps to place a five (5) year restriction after the date of exercise on sales of shares underlying stock options by officers and Directors of the Company, with certain exceptions set forth therein.

               FOR [ ]        AGAINST [ ]         ABSTAIN [ ]


In their discretion, the proxies are authorized to vote on any other matters that may properly come before the meeting.

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED PRE-PAID ENVELOPE.

                    ----------------------------------------
                                  SIGNATURE(S)

                    ----------------------------------------
                                      DATE

Please mark, date and sign this Proxy exactly as your name appears hereon. In case of joint ownership, each joint owner should sign. If you are acting as a trustee, executor, attorney-in-fact or in some other representative capacity, please indicate beneath your signature your title and for whom you are signing this Proxy.

                               VOTING INSTRUCTIONS

                             YOUR VOTE IS IMPORTANT
                       YOU CAN VOTE IN ONE OF THREE WAYS:

1. Vote by Internet at the Internet address: http://www.voteproxy.com. Have your control number available when you access the web page.

2. Vote by telephone at toll-free number: 1-800-PROXIES (1-800-776-9437). Have your control number and proxy card available when you call.

3. Mark, sign and date the proxy card and return promptly in the enclosed envelope.

Vote your Proxy over the Internet or telephone. It's fast and convenient, and your vote is immediately confirmed and tabulated.

Option 1:  Vote over the Internet

1.   Read the accompanying Proxy Statement.
2.   Have your 11-digit control number located on your voting ballot available.
3.   Point your browser to http://www.voteproxy.com
4.   Follow the instructions to cast your vote.

Option 2:  Vote by telephone

1.   Read the accompanying Proxy Statement.
2.   Have your 11-digit control number located on your voting ballot available.
3. Using a touch-tone phone, call the toll-free number shown on the voting ballot.
4.   Follow the recorded instructions.

Option 3:  Vote by mail

Read the Accompanying Proxy Statement. Complete, sign, date and return the enclosed paper ballot in the envelope provided. Please do not return the enclosed paper ballot if you are voting using the Internet or telephone.